Exhibit 3.1

EIGHTEENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DIGITAL REALTY TRUST, L.P.

EIGHTEENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DIGITAL REALTY TRUST, L.P.

THIS EIGHTEENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Digital Realty Trust, L.P., dated as of March 13, 2019, is entered into by and among Digital Realty Trust, Inc., a Maryland corporation (the “Company”), as the General Partner and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the General Partner and the Limited Partners have entered into that certain Seventeenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., dated as of September 21, 2018 (the “Seventeenth Amended and Restated Partnership Agreement”);

WHEREAS, pursuant to Sections 7.3.C(2) and 7.3.C(3) thereof, the Seventeenth Amended and Restated Partnership Agreement may be amended by the General Partner to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3, 4.4, 4.5, 5.4, and 6.2.B thereof and to set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Article 4 thereof;

WHEREAS, pursuant to Section 7.3.C(4), the Seventeenth Amended and Restated Partnership Agreement may be amended by the General Partner to correct or supplement any provision in the Agreement not inconsistent with law or with other provisions of this Agreement; and

WHEREAS, the General Partner and the Partnership believe it is desirable and in the best interest of the Partnership to amend and restate the Seventeenth Amended and Restated Partnership Agreement as set forth herein.

NOW, THEREFORE, pursuant to Sections 2.4, 7.3.C(2), 7.3.C(3) and 7.3.C(4) of the Seventeenth Amended and Restated Partnership Agreement, the General Partner, on its own behalf and as attorney-in-fact for the Limited Partners, hereby amends and restates the Seventeenth Amended and Restated Partnership Agreement as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Maryland Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)

decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii)	increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. A positive balance in a Partner’s Capital Account, after giving effect to the adjustments described above in clauses (i) and (ii), is referred to in this Agreement as an “Adjusted Capital Account Balance.”

“Adjusted Net Income” means for each fiscal year of the Partnership, an amount equal to the Partnership’s Net Income or Net Loss for such fiscal year, computed without regard to the items set forth below, provided if the Adjusted Net Income for such fiscal year is a negative number (i.e., a net loss), then the Adjusted Net Income for that fiscal year shall be treated as if it was zero:

(a)    Depreciation; and

(b)    Net capital gain or loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain or loss treated as realized in connection with an adjustment to the Gross Asset Value of the Partnership’s assets as set forth in the definition of such term.

“Adjustment Date” means, with respect to any Capital Contribution, the close of business on the Business Day last preceding the date of the Capital Contribution, provided, that if such Capital Contribution is being made by the General Partner in respect of the proceeds from the issuance of REIT Shares (or the issuance of the General Partner’s securities exercisable for, convertible into or exchangeable for REIT Shares), then the Adjustment Date shall be as of the close of business on the Business Day last preceding the date of the issuance of such securities.

“Adjustment Event” shall have the meaning set forth in Section 4.5.A.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. “Control” of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Eighteenth Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.

“Appraisal” means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Common-Equivalent Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i)	the sum of:

a.    the Partnership’s Net Income or Net Loss (as the case may be) for such period,

b.    Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

c.    the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

d.    the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership), and

e.    all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii)	less the sum of:

a.    all principal Debt payments made during such period by the Partnership,

b.    capital expenditures made by the Partnership during such period,

c.    investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or (b),

d.    all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

e.    any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

f.    the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion,

g.    the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion, and

h.    any amount paid in redemption of any Limited Partner Interest or Partnership Units, including any Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves, established, after commencement of the dissolution and liquidation of the Partnership.

“Base Amount” shall have the meaning set forth in Section 8.6.C(2).

“BBA Rules” means Subchapter C of Chapter 63 of the Code (Sections 6221 et seq.), as enacted by the Bipartisan Budget Act of 2015, and any Regulations or other guidance issued thereunder, and any similar state or local legislation, regulations or guidance.

“Board of Directors” means the board of directors of the General Partner.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a)    To each Partner’s Capital Account there shall be added such Partner’s Capital Contributions, such Partner’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

(b)    From each Partner’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(c)    In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement (which does not result in a termination of the Partnership for federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d)    In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)    The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b), Section 1.704-2, Regulations Sections 1.704-1(b)(2)(iv)(h)(2) and (s).

“Capital Account Limitation” shall have the meaning set forth in Section 8.7.B.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner (net of any liabilities assumed by the Partnership relating to such property and any liability to which such property is subject).

“Cash Amount” means, with respect to any Common Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such Common Units.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Maryland State Department of Assessments and Taxation on July 20, 2004, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Amendment and Restatement of the General Partner filed with the Maryland State Department of Assessments and Taxation on October 26, 2004, as amended and restated from time to time.

“Class C Unitholder” means a Partner that holds Class C Units issued pursuant to one or more Class C Units Agreements.

“Class C Units” shall have the meaning set forth in Section 18.1.

“Class C Units Agreement” shall mean the applicable Class C Profits Interest Units Agreement between the Partnership and the applicable Class C Unitholder with respect to the Class C Units.

“Class C Units Change in Control” means, with respect to the Class C Units issued to a Partner pursuant to a Class C Units Agreement, a “Change in Control” as defined in that Class C Units Agreement.

“Class C Units Performance Condition” means, with respect to the Class C Units issued to a Partner pursuant to a Class C Units Agreement, the Performance Condition as defined in that Class C Units Agreement.

“Class D Unitholder” means a Partner that holds Class D Units issued pursuant to one or more Class D Units Agreements.

“Class D Unitholder Percentage Interest” shall have the meaning set forth in Section 19.2.E.

“Class D Units” shall have the meaning set forth in Section 19.1.

“Class D Units Agreement” shall mean the applicable Class D Profits Interest Units Agreement between the Partnership and the applicable Class D Unitholder with respect to the Class D Units.

“Class D Units Change in Control” means, with respect to the Class D Units issued to a Partner pursuant to a Class D Units Agreement, a “Change in Control” as defined in the Plan under which such Class D units were granted.

“Class D Performance Vested Units” means, with respect to the Class D Units issued to a Partner pursuant to a Class D Units Agreement, the Performance Vested Units as defined in that Class D Units Agreement.

“Class D Units Sharing Percentage” means ten percent (10%).

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit Economic Balance” shall have the meaning set forth in Section 6.2.C.

“Common Units” means Partnership Units that are not entitled to any preferences with respect to any other class or series of Partnership Units as to distribution or voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and shall not include any Profits Interest Units.

“Common-Equivalent Units” means Partnership Units that are either Common Units or Profits Interest Units.

“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Consent of the Partners” means the Consent of Holders of Common-Equivalent Units holding Percentage Interests that in the aggregate are equal to or greater than thirty-five percent (35%) of the aggregate Percentage Interests of all Holders of Common-Equivalent Units, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Holders of Common-Equivalent Units, in their sole and absolute discretion.

“Constituent Person” shall have the meaning set forth in Section 8.7.F.

“Constructively Own” means ownership under the constructive ownership rules described in Exhibit C.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable Regulations, deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

“Conversion Date” shall have the meaning set forth in Section 8.7.B.

“Conversion Notice” shall have the meaning set forth in Section 8.7.B.

“Conversion Right” shall have the meaning set forth in Section 8.7.A.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Deemed Partnership Interest Value” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Percentage Interest of such class.

“Deemed Value of the Partnership Interests” means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of Partnership Units of the General Partner in such class or series of Partnership Interests (as provided for in Sections 4.1 and 4.3.B) issued and outstanding as of the close of business on such date multiplied by the Fair Market Value determined as of such date of a share of capital stock of the General Partner which corresponds to such class or series of Partnership Interests, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distribution of warrants or options and distributions of evidences of indebtedness or assets not received by the General Partner pursuant to a pro rata distribution by the Partnership; (ii) divided by the Percentage Interest of the General Partner in such class or series of Partnership Interests on such date; provided, that if no outstanding shares of capital stock of the General Partner correspond to a class of series of Partnership Interests, the Deemed Value of the Partnership Interests with respect to such class or series shall be equal to an amount reasonably determined by the General Partner.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distribution Payment Date” means the dates upon which the General Partner makes distributions in accordance with Section 5.1.

“Distribution Period” means the period from the day immediately following a Distribution Payment Date through the date that is the subsequent Distribution Payment Date.

“Economic Capital Account Balance” shall have the meaning set forth in Section 6.2.C.

“Effective Date” means November 3, 2004.

“Eighteenth Amended and Restated Partnership Agreement” shall have the meaning set forth in the recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Units” means Common Units that have been tendered for Redemption to the extent the issuance of REIT Shares in exchange for such units would violate the restrictions on ownership or transfer of the REIT Shares set forth in the Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Fair Market Value” means, with respect to any share of capital stock of the General Partner, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (i) if such shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if such shares are not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT

Shares Amount for such shares includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided, further that, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by any offering of shares of capital stock of the General Partner by the General Partner, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries or otherwise distributed, the Fair Market Value of such shares shall be the gross offering price per share of such class of capital stock sold. Notwithstanding the foregoing, the General Partner in its reasonable discretion may use a different “Fair Market Value” for purposes of making the determinations under subparagraph (b) of the definition of “Gross Asset Value” and Section 4.3.D in connection with the contribution of property or cash to the Partnership by a third party, provided such value shall be based upon the value per REIT Share (or per Partnership Unit) agreed upon by the General Partner and such third party for purposes of such contribution. Notwithstanding the foregoing, the General Partner, in its reasonable discretion, may use the “Common Stock Price” as defined in the Series C Articles Supplementary, the Series G Articles Supplementary, the Series H Articles Supplementary, the Series I Articles Supplementary, Series J Articles Supplementary or the Series K Articles Supplementary, as applicable (or such other price for the REIT Shares that was used to determine the number of REIT Shares issued upon the conversion of REIT Series C Preferred Shares, REIT Series G Preferred Shares, REIT Series H Preferred Shares, REIT Series I Preferred Shares, REIT Series J Preferred Shares or REIT Series K Preferred Shares, as applicable, into REIT Shares) for purposes of making the determinations under subparagraph (b) of the definition of “Gross Asset Value” in connection with the conversion of the Series C Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units or Series K Preferred Units pursuant to Sections 21.8, 22.8, 23.8, 24.8, 25.8 and 26.8, as applicable.

“Forced Conversion” shall have the meaning set forth in Section 8.7.C.

“Forced Conversion Notice” shall have the meaning set forth in Section 8.7.C.

“General Partner” means the Company or its successor as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)    The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset (subject to any adjustments required with respect to the conversion feature of the Series C Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units, Series K Preferred Units and any other securities issued by the Company that are exercisable or convertible into Common Units, as determined by the General Partner in its sole discretion), as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time); provided, that if the contributing Partner is the General Partner then, except with respect to the General Partner’s initial Capital Contribution which shall be determined as set forth on Exhibit A, the determination of the fair market value of the contributed asset shall be determined (i) by the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership, (ii) by Appraisal, if otherwise acquired by the General Partner, (iii) by the amount of cash if the asset is cash, and (iv) as reasonably determined by the General Partner if the asset is REIT Shares or other shares of capital stock of the Company.

(b)    The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, provided, however, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner, immediately prior to the times listed below:

(i)

the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)

the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)	the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)

in connection with the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Partnership by an existing Partner acting in a capacity as a Partner of the Partnership or by a new Partner acting in a capacity as a Partner of the Partnership or in anticipation of being a Partner of the Partnership (including the grant of a Profits Interest Unit) if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(v)	the issuance by the Partnership of a Noncompensatory Option which is not treated as a partnership interest pursuant to Regulations Section 1.761-3(a);

(vi)	the acquisition of a Partnership Interest upon the exercise of a Noncompensatory Option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); and

(vii)	at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

provided further, if any Noncompensatory Options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(vi), the Partnership shall adjust the Gross Asset Values of its properties in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(c)    The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

(d)    The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)    If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b), (d) or (f), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(f)    If any unvested Profit Interest Units are forfeited, as described in Section 4.5.C(b), upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such Profit Interest Units.

“Holder” means either the Partner or Assignee owning a Partnership Unit.

“Immediate Family” means, with respect to any natural Person, such natural Person’s estate or heirs or current spouse or former spouse, parents, parents-in-law, children (whether natural, adopted or by marriage), siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s spouse, or former spouse, parents, parents-in-law, children, siblings or grandchildren.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation which is a

Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within 90 days after the expiration of any such stay.

“Indemnitee” means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (A) the General Partner or (B) a director or officer, employee or agent of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Junior Units” means Partnership Units representing any class or series of Partnership Interest ranking, as to distributions or voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, junior to the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units, Series J Preferred Units or the Series K Preferred Units.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

“Liquidating Event” shall have the meaning set forth in Section 13.1.

“Liquidator” shall have the meaning set forth in Section 13.2.A.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner).

“Net Income” or “Net Loss” means for each fiscal year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)    Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b)    Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c)    In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

(f)    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)    Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 6.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 6.3 shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Net Proceeds” shall have the meaning set forth in Section 8.6.C(2).

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the General Partner, excluding in each case, grants under any Stock Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Noncompensatory Option” means a “noncompensatory option” within the meaning of Regulations Sections 1.721-2(f) and 1.761-3(b)(2). For purposes of clarification, the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units, Series J Preferred Units and the Series K Preferred Units shall be treated as Noncompensatory Options.

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Offered Shares” shall have the meaning set forth in Section 8.6.C(1).

“Option Agreement” means that certain option agreement by and between the Partnership and Global Innovation Partners, LLC, whereby such entity granted the Partnership an option to acquire the Option Interests.

“Option Agreement Effective Date” means the date the Partnership acquires an Option Interest pursuant to the Option Agreement in exchange for Common Units.

“Option Interests” means that certain property or interest in entities which own certain real property.

“Parity Preferred Unit” means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units, Series J Preferred Units and the Series K Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, as the context may require.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means, an ownership interest in the Partnership of a Limited Partner or the General Partner and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests as provided in Section 4.3, 4.4 or 4.5. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series. The Partnership Interests represented by the Common Units, the Profits Interest Units, the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units, Series J Preferred Units and the Series K Preferred Units are the only Partnership Interests and each such type of Unit is a separate class of Partnership Interest for all purposes of this Agreement.

“Partnership Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” or “Unit” means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1 and 4.3, 4.4 or 4.5. The ownership of Partnership Units may be evidenced by a certificate for units substantially in the form of Exhibit D hereto or as the General Partner may determine with respect to any class of Partnership Units issued from time to time under Section 4.1, 4.3, 4.4 and 4.5.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class or series of Partnership Interests, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.3.C.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Plan” means the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended from time to time, the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended from time to time, or any successor plan to either such plan, as applicable.

“Plan Asset Regulation” means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101.3, and any successor regulations thereto.

“Pledge” shall have the meaning set forth in Section 11.3.A.

“Preferred Distribution Shortfall” means, with respect to any Partnership Interests that are entitled to any preference in distributions of Available Cash pursuant to this Agreement, the aggregate amount of the required distributions for such outstanding Partnership Interests for all prior Distribution Periods minus the aggregate amount of the distributions made with respect to such outstanding Partnership Interests pursuant to this Agreement.

“Pricing Agreements” shall have the meaning set forth in Section 8.6.C(3)(b).

“Primary Offering Notice” shall have the meaning set forth in Section 8.6.F(4).

“Profits Interest Unitholder” means a Partner that holds Profits Interest Units.

“Profits Interest Units” means long term incentive partnership units of the Partnership having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Plan (including the Class C Units and Class D Units). Profits Interest Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law.

“Properties” means such interests in real property and personal property including without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

“Proposed Section 83 Safe Harbor Regulation” shall have the meaning set forth in Section 4.5.D.

“Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Qualified Transferee” means an “Accredited Investor” as such term is defined in Rule 501 promulgated under the Securities Act.

“Redemption” shall have the meaning set forth in Section 8.6.A.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 6.3.A(ix).

“REIT” means a real estate investment trust, as defined under Sections 856 through 860 of the Code.

“REIT Requirements” shall have the meaning set forth in Section 5.1.

“REIT Series C Preferred Share” means a share of 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25 per share, of the General Partner, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“REIT Series G Preferred Share” means a share of 5.875% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25 per share, of the General Partner, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“REIT Series H Preferred Share” means a share of 7.375% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25 per share, of the General Partner, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“REIT Series I Preferred Share” means a share of 6.350% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25 per share, of the General Partner, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“REIT Series J Preferred Share” means a share of 5.250% Series J Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25 per share, of the General Partner, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“REIT Series K Preferred Share” means a share of 5.850% Series K Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25 per share, of the General Partner, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“REIT Share” means a share of common stock, par value $0.01 per share, of the General Partner.

“REIT Share Market Value” means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Specified Redemption Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the REIT Share Market Value of the REIT Share shall be determined by the Board of Directors of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“REIT Shares Amount” means, as of any date, an aggregate number of REIT Shares equal to the number of Tendered Units, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership.

“ROFO Agreement” means those certain Right of First Offer Agreements by and between the Partnership and Global Innovation Partners, LLC, whereby Global Innovation Partners, LLC granted the Partnership the right to acquire the ROFO Interests.

“ROFO Agreement Effective Date” means the date the Partnership acquires the ROFO Interests pursuant to the respective ROFO Agreements in exchange for Common-Equivalent Units.

“ROFO Interests” means those certain properties or interests in entities which own certain real property described in the respective ROFO Agreements.

“Section 83 Safe Harbor” shall have the meaning set forth in Section 4.5.D.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Series C Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series C Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on September 13, 2017.

“Series C Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series C Preferred Units then held by the General Partner multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall per Series C Preferred Unit and any accrued and unpaid distribution per Series C Preferred Unit for the current Distribution Period.

“Series C Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 21.2.A.

“Series C Preferred Units” shall have the meaning set forth in Section 21.1.

“Series C Priority Return” shall mean an amount equal to 6.625% per annum on the stated value of $25 per Series C Preferred Unit (equivalent to the fixed annual amount of $1.65625 per Series C Preferred Unit), commencing on the date of original issuance of the Series C Preferred Units. For any partial quarterly period, the amount of the Series C Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series G Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series G Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on April 8, 2013.

“Series G Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series G Preferred Units then held by the General Partner multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall per Series G Preferred Unit and any accrued and unpaid distribution per Series G Preferred Unit for the current Distribution Period.

“Series G Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 22.2.A.

“Series G Preferred Units” shall have the meaning set forth in Section 22.1.

“Series G Priority Return” shall mean an amount equal to 5.875% per annum on the stated value of $25 per Series G Preferred Unit (equivalent to the fixed annual amount of $1.46875 per Series G Preferred Unit), commencing on the date of original issuance of the Series G Preferred Units. For any partial quarterly period, the amount of the Series G Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series H Articles Supplementary” means (i) the Articles Supplementary of the General Partner in connection with its REIT Series H Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on March 25, 2014, as corrected by the Certificate of Correction filed with, and accepted for record by, the Maryland State Department of Assessments and Taxation on April 4, 2014 and (ii) the Articles Supplementary of the General Partner in connection with its REIT Series H Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on April 4, 2014.

“Series H Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series H Preferred Units then held by the General Partner multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall per Series H Preferred Unit and any accrued and unpaid distribution per Series H Preferred Unit for the current Distribution Period.

“Series H Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 23.2.A.

“Series H Preferred Units” shall have the meaning set forth in Section 23.1.

“Series H Priority Return” shall mean an amount equal to 7.375% per annum on the stated value of $25 per Series H Preferred Unit (equivalent to the fixed annual amount of $1.84375 per Series H Preferred Unit), commencing on the date of original issuance of the Series H Preferred Units. For any partial quarterly period, the amount of the Series H Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series I Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series I Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on August 21, 2015.

“Series I Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series I Preferred Units then held by the General Partner multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall per Series I Preferred Unit and any accrued and unpaid distribution per Series I Preferred Unit for the current Distribution Period.

“Series I Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 24.2.A.

“Series I Preferred Units” shall have the meaning set forth in Section 24.1.

“Series I Priority Return” shall mean an amount equal to 6.350% per annum on the stated value of $25 per Series I Preferred Unit (equivalent to the fixed annual amount of $1.5875 per Series I Preferred Unit), commencing on the date of original issuance of the Series I Preferred Units. For any partial quarterly period, the amount of the Series I Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series J Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series J Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on August 4, 2017.

“Series J Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series J Preferred Units then held by the General Partner multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall per Series J Preferred Unit and any accrued and unpaid distribution per Series J Preferred Unit for the current Distribution Period.

“Series J Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 25.2.A.

“Series J Preferred Units” shall have the meaning set forth in Section 25.1.

“Series J Priority Return” shall mean an amount equal to 5.250% per annum on the stated value of $25 per Series J Preferred Unit (equivalent to the fixed annual amount of $1.3125 per Series J Preferred Unit), commencing on the date of original issuance of the Series J Preferred Units. For any partial quarterly period, the amount of the Series J Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series K Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series K Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on March 12, 2019.

“Series K Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series K Preferred Units then held by the General Partner multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall per Series K Preferred Unit and any accrued and unpaid distribution per Series K Preferred Unit for the current Distribution Period.

“Series K Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 26.2.A.

“Series K Preferred Units” shall have the meaning set forth in Section 26.1.

“Series K Priority Return” shall mean an amount equal to 5.850% per annum on the stated value of $25 per Series K Preferred Unit (equivalent to the fixed annual amount of $1.4625 per Series K Preferred Unit), commencing on the date of original issuance of the Series K Preferred Units. For any partial quarterly period, the amount of the Series K Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Seventeenth Amended and Restated Partnership Agreement” shall have the meaning set forth in the recitals.

“Single Funding Notice” shall have the meaning set forth in Section 8.6.C(1)(b).

“Specified Redemption Date” means the day of receipt by the General Partner of a Notice of Redemption; provided that in the event the General Partner elects a Stock Offering Funding pursuant to Section 8.6.C, such Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Stock Offering Funding.

“Stock Offering Funding” shall have the meaning set forth in Section 8.6.C(1)(a).

“Stock Plan” means any stock incentive, stock option, stock ownership or employee benefits plan of the General Partner.

“Subsequent Redemption” shall have the meaning set forth in Section 8.6.F(4).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership or limited liability company that is a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Surviving Partnership” shall have the meaning set forth in Section 11.2.B(2)(b).

“Tax Items” shall have the meaning set forth in Section 6.4.A.

“tax matters partner” shall have the meaning set forth in Section 10.3.A.

“TEFRA Rules” means Subchapter C of Chapter 63 of the Code (Section 6221 et seq.) as in effect for any period to which the BBA Rules do not apply, and any Regulations or other guidance issued thereunder, and any similar state or local legislation, regulations or guidance.

“Tenant” means any tenant from which the General Partner derives rent either directly or indirectly through partnerships, including the Partnership.

“Tendered Units” shall have the meaning set forth in Section 8.6.A.

“Tendering Partner” shall have the meaning set forth in Section 8.6.A.

“Termination Transaction” shall have the meaning set forth in Section 11.2.B.

“Transaction” shall have the meaning set forth in Section 8.7.F.

“Twelve-Month Period” means a twelve-month period ending on the first anniversary of the Effective Date or on each subsequent anniversary thereof.

“Unvested Profits Interest Units” shall have the meaning set forth in Section 4.5.C(a).

“Vested Profits Interest Units” shall have the meaning set forth in Section 4.5.C.

“Vesting Agreement” means each or any, as the context implies, vesting agreement entered into by a Profits Interest Unitholder upon acceptance of an award of Unvested Profits Interest Units under the Plan (as such agreement may be amended, modified or supplemented from time to time), including any Class C Units Agreements and Class D Units Agreements.

“Withdrawing Partner” shall have the meaning set forth in Section 8.6.C(3)(c).

Section 1.2    Rules of Construction

Unless otherwise indicated, all references herein to “REIT,” “REIT Requirements,” “REIT Shares” and “REIT Shares Amount” with respect to the General Partner shall apply only with reference to the Company.

ARTICLE 2.

ORGANIZATIONAL MATTERS

Section 2.1    Organization

The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2    Name

The name of the Partnership is Digital Realty Trust, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3    Registered Office and Agent; Principal Office

The name and address of the registered office and registered agent of the Partnership in the State of Maryland is National Registered Agents, Inc., 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264. The address of the principal office of the Partnership in the State of Maryland is c/o National Registered Agents, Inc., 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264. The principal office of the Partnership is located at Four Embarcadero Center, Suite 3200, San Francisco, California 94111, or such other place as the General Partner may from time to time designate by notice to the other Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner deems advisable.

Section 2.4    Power of Attorney

A.    Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 or 13 or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Common-Equivalent Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within 15 days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5    Term

The term of the Partnership commenced on July 21, 2004 and shall continue until December 31, 2104 unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3.

PURPOSE

Section 3.1    Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business and (iii) to do anything necessary or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for federal income tax purposes, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership. In connection with the foregoing, and without limiting the General Partner’s right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT inures to the benefit of all the Partners and not solely the General Partner.

Section 3.2    Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, notwithstanding anything to the contrary in this Agreement, the Partnership shall not, absent the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, could (i) adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) subject the General Partner to any taxes under Section 857 or Section 4981 of the Code, or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless any such action (or inaction) under (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.

Section 3.3    Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its Properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4    Representations and Warranties by the Parties

A.    Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B.    Each Partner that is not an individual represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), member(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C.    Each Partner represents, warrants, and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment. Each Partner represents, warrants and agrees that such Partner is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), unless receipt of such representation is waived by the General Partner.

D.    Each Partner acknowledges that (i) the Partnership Units (and any REIT Shares that might be exchanged therefor) have not been registered under the Securities Act and may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available (it being understood that the Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form set forth in Exhibit D shall be placed on the certificates representing the Partnership Units, and (iii) a notation shall be made in the appropriate records of the Partnership indicating that the Partnership Units are subject to restrictions on transfer.

E.    Each Limited Partner further represents, warrants, covenants and agrees as follows:

(1) Except as provided in Exhibit E, at any time such Partner actually or Constructively Owns a 5% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant, and (b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant.

(2) Except as provided in Exhibit F, at any time such Partner actually or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, it does not, and agrees that it will not without the prior written consent of the General Partner, actually own or Constructively Own, any stock in the General Partner, other than any REIT Shares or other shares of capital stock of the General Partner such Partner may acquire (a) as a result of an exchange of Tendered Units pursuant to Section 8.6 or (b) upon the exercise of options granted or delivery of REIT Shares pursuant to any Stock Plan, in each case subject to the ownership limitations set forth in the General Partner’s Charter.

(3) Upon request of the General Partner, it will disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the General Partner, or shares of capital stock or other interests in Tenants, that it actually owns or Constructively Owns.

(4) It understands that if, for any reason, (a) the representations, warranties or agreements set forth in E(1) or (2) above are violated, or (b) the Partnership’s actual or Constructive Ownership of REIT Shares or other shares of capital stock of the General Partner violates the limitations set forth in the Charter, then (x) some or all of the Redemption rights of the Partners may become non-exercisable, and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter.

(5) Without the consent of the General Partner, which may be given or withheld in its sole discretion, no Partner shall take any action that would cause (i) the Partnership at any time to have more than 100 partners, including as partners (“flow through partners”) those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership; or (ii) the Partnership Interest initially issued to such Partner or its predecessors to be held by more than seven (7) partners, including as partners any flow through partners.

F.    The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding-up of the Partnership.

G.    Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

Section 3.5    Certain ERISA Matters

Each Partner acknowledges that the Partnership is intended to qualify as a “real estate operating company” (as such term is defined in the Plan Asset Regulation). The General Partner may structure the investments in, relationships with and conduct with respect to Properties and any other assets of the Partnership so that the Partnership will be a “real estate operating company” (as such term is defined in the Plan Asset Regulation).

ARTICLE 4.

CAPITAL CONTRIBUTIONS

Section 4.1    Capital Contributions of the Partners

At the time of their respective execution of this Agreement, the Partners shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units of the class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest. Except as required by law, as otherwise provided in Sections 4.3, 4.4, 4.5 and 10.5, or as otherwise agreed to by a Partner and the Partnership, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, the corresponding class or series of capital stock for any Partnership Units issued shall be REIT Shares.

Section 4.2    Loans by Third Parties

Subject to Section 4.3, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole discretion.

Section 4.3    Additional Funding and Capital Contributions

A. General. The General Partner may, at any time and from time to time determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.3.

B. Issuance of Additional Partnership Interests. The General Partner, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions of cash. The General Partner may also accept additional Capital Contributions of real property or any other non-cash assets. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of tangible or intangible property, services, or other consideration permitted by the Act to the Partnership) additional Partnership Units or other Partnership Interests, which may be Common Units or other Partnership Units issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional, conversion, exchange or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Maryland law, including without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote, including, without limitation, the Limited Partner approval rights set forth in Section 11.2.A; provided, that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) (1) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner pursuant to Section 4.3.C below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.3.B, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to any net proceeds raised in connection with such issuance, or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class or (c) the additional Partnership Interests are issued pursuant to a Stock Plan. The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Interests are validly issued and paid. In the event that the Partnership issues additional Partnership Interests pursuant to this Section 4.3.B, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2.B, and Section 8.6) as it determines are necessary to reflect the issuance of such additional Partnership Interests.

C. Issuance of REIT Shares or Other Securities by the General Partner. Except as provided in the next following paragraph of this Section 4.3C, the General Partner shall not issue any additional REIT Shares, other shares of capital stock of the General Partner or New Securities (other than REIT Shares issued pursuant to Section 8.6 or such shares, stock or securities pursuant to a dividend or distribution (including any stock split) to all of its stockholders or all of its stockholders who hold a particular class of stock of the General Partner), unless (i) the General Partner shall cause the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock of the General Partner or New Securities issued by the General Partner and (ii) the General Partner shall make a Capital Contribution of any net proceeds from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from any exercise of the rights contained in such additional New Securities, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue REIT Shares, other shares of capital stock of the General Partner or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership; and (y) the General Partner contributes all proceeds, if any, from such issuance and exercise to the Partnership.

In connection with the General Partner’s initial public offering of REIT Shares, any other issuance of REIT Shares, other capital stock of the General Partner or New Securities, the General Partner shall contribute to the Partnership, any net proceeds raised in connection with such issuance; provided, that the General Partner may use a portion of the net proceeds from any offering to acquire Partnership Units or other assets (provided such other assets are contributed to the Partnership pursuant to the terms of this Agreement); and provided, further, that if the net proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance then, except to the extent such net proceeds are used to acquire Partnership Units, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the case of issuance of REIT Shares by the General Partner in any offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed, for purposes of determining the number of additional Common Units issuable upon a Capital Contribution funded by the net proceeds thereof consistently with the immediately preceding sentence, any discount from the then current market price of REIT Shares shall be disregarded such that an equal number of Common Units can be issued to the General Partner as the number of REIT Shares sold by the General Partner in such offering, consistently with the determination of Partners’ Percentage Interests as provided in Section 4.3.D. In the case of issuances of REIT Shares, other capital stock of the General Partner or New Securities pursuant to any Stock Plan at a discount from fair market value or for no value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4 and, as a result, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the sum of any net proceeds of such issuance plus the amount of such expense.

D.    Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest of each Partner in such class or series of Partnership Units shall be equal to a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of the Partnership Interest of such Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the Agreed Value of additional Capital Contributions, if any, made by such Partner to the Partnership in such class or series of Partnership Interests as of such Adjustment Date, and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date), plus (ii) the aggregate Agreed Value of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in such class or series. Provided, however, solely for purposes of calculating a Partner’s Percentage Interest pursuant to this Section 4.3.D, (i) in the case of cash Capital Contributions by the General Partner funded by an offering of REIT Shares or other shares of capital stock of the General Partner and (ii) in the case of the contribution of Properties by the General Partner which were acquired by the General Partner in exchange for REIT Shares or other shares of capital stock of the General Partner immediately prior to such contribution, the General Partner shall be issued a number of Partnership Units equal and corresponding to the number of such shares issued by the General Partner in exchange for such cash or Properties, the Partnership Units held by the other Partners shall not be adjusted, and the Partners’ Percentage Interests shall be adjusted accordingly. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted. This Section 4.3.D shall not apply to the issuance of Profits Interest Units, which shall be governed by Section 4.5, and the General Partner may adjust Percentage Interests in a manner that is different from the provisions of this Section 4.3.D to the extent it reasonably determines it is appropriate to do so to reflect the value of the respective Capital Contributions made to the Partnership and the number of Partnership Units issued with respect thereto.

Section 4.4     Other Contribution Provisions

In the event that any Partner is admitted to the Partnership and is given (or is treated as having received) a Capital Account at the time of admission in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, in its sole discretion, one or more Limited Partners may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.5    Profit Interest Units.

The General Partner may from time to time issue Profits Interest Units to Persons who provide services to the Partnership, for such consideration or for no consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.5 and the special provisions of Sections 4.3.D, 6.2.C, 8.7, 8.8, Article 18 and Article 19, Profits Interest Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. Subject to Sections 18.2.E and 19.2E, for purposes of computing the Partners’ Percentage Interests, Profits Interest Units shall be treated as Common Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between Profits Interest Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

A.    If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the Profits Interest Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and Profits Interest Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the Profits Interest Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the Company in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the Profits Interest Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Profits Interest Units, to the extent permitted by law and by any applicable Stock Plan or other compensatory arrangement or incentive program pursuant to which Profits Interest Units are issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances. If an adjustment is made to the Profits Interest Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Profits Interest Unitholder setting forth the adjustment to his or her Profits Interest Units and the effective date of such adjustment.

B.    Except as otherwise provided in this Agreement (including, without limitation, Article 18 with respect the Class C Units and Article 19 with respect to Class D Units) or by the General Partner with respect to any particular class or series of Profits Interest Units, (a) the Profits Interest Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per Profits Interest Unit equal to the distributions per Common Unit, paid to holders of record on the same record date established by the General Partner with respect to such Distribution Payment Date; (b) references to additional Partnership Interests in Section 5.4 shall be deemed to include Profits Interest Units issued during a Distribution Period and such Section 5.4 shall apply in full to Profits Interest Units; (c) during any Distribution Period, so long as any Profits Interest Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the Profits Interest Units for such Distribution Period, (d) the Profits Interest Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions and distribution of assets, and (e) any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units with respect to distributions shall also rank junior to, on a parity with, or senior to, as the case may be, the Profits Interest Units. Notwithstanding the foregoing provisions of this Section 4.5.B, proceeds from a Liquidating Event shall be distributed to Holders of Partnership Units as set forth in Sections 5.3 and 13.2. Subject to the terms of any Vesting Agreement, a Profits Interest Unitholder shall be entitled to transfer his or her Profits Interest Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

C.    Profits Interest Units shall be subject to the following special provisions:

(a) Vesting Agreements. Profits Interest Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable. Profits Interest Units that were fully vested when issued or that have vested under the terms of a Vesting Agreement are referred to as “Vested Profits Interest Units”; all other Profits Interest Units shall be treated as “Unvested Profits Interest Units.”

(b) Forfeiture. Unless otherwise specified in this Agreement or the Vesting Agreement or in any applicable Stock Plan or other compensatory arrangement or incentive program pursuant to which Profits Interest Units are issued, upon the occurrence of any event specified in this Agreement or such Vesting Agreement, Stock Plan, arrangement or program as resulting in either the right of the Partnership or the General Partner to repurchase Profits Interest Units at a specified purchase price or some other forfeiture of any Profits Interest Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture or upon the occurrence of the event causing forfeiture in accordance with this Agreement or the applicable Vesting Agreement, Stock Plan, arrangement or program, then the relevant Profits Interest Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in this Agreement or the applicable Vesting Agreement, Stock Plan, arrangement or program, no consideration or other payment shall be due with respect to any Profits Interest Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units, prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement or any agreement relating to the grant of Profits Interest Units (including each Class C Units Agreement and Class D Units Agreement), in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the Profits Interest Unitholder that is attributable to all of his or her Profits Interest Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.C, calculated with respect to the Profits Interest Unitholder’s remaining Profits Interest Units, if any.

(c) Allocations. Profits Interest Unitholders shall be entitled to certain special allocations of gain under Section 6.2.C and of income under Article 19.

(d) Redemption. The Redemption Right provided to Limited Partners under Section 8.6 shall not apply with respect to Profits Interest Units unless and until they are converted to Common Units as provided in clause (f) below and Section 8.7.

(e) Legend. Any certificate evidencing an Profits Interest Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the Profits Interest Unit.

(f) Conversion to Common Units. Vested Profits Interest Units are eligible to be converted into Common Units under Section 8.7.

(g) Voting. Profits Interest Units shall have the voting rights provided in Section 8.8.

D.    Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest) if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as a final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including a Profits Interest Unit, is transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

Section 4.6    No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

ARTICLE 5.

DISTRIBUTIONS

Section 5.1    Requirement and Characterization of Distributions

The General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, of Available Cash generated by the Partnership to the Partners who are Partners on the applicable Partnership Record Date with respect to such distribution, (1) first, with respect to any class or series of Partnership Interests that are entitled to any preference in distributions, in accordance with the rights of such class or series of Partnership Interests (and within such class or series, pro rata in proportion to the respective Percentage Interests on the applicable Partnership Record Date), and (2) second, with respect to any class or series of Partnership Interests that are not entitled to any preference in distributions, pro rata to each such class or series in accordance with the terms of such class or series to the Partners who are Partners of such class or series on the Partnership Record Date with respect to such distribution (and within each such class or series, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date), subject to any limitations on distributions with respect to any class of Profits Interest Units. Unless otherwise expressly provided for herein or in an agreement, if any, entered into in connection with the creation of a new class or series of Partnership Interests created in accordance with Article 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent otherwise determined by the General Partner, avoid the imposition of any federal income or excise tax liability on the General Partner, except to the extent that a distribution pursuant to clause (b) would prevent the Partnership from making a distribution to the Holders of Series C Preferred Units in accordance with Section 21.2, Series G Preferred Units in accordance with Section 22.2, Series H Preferred Units in accordance with Section 23.2, Series I Preferred Units in accordance with Section 24.2, Series J Preferred Units in accordance with Section 25.2 and Series K Preferred Units in accordance with Section 26.2.

Section 5.2    Distributions in Kind

Except as expressly provided herein, no right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10.

Section 5.3    Distributions Upon Liquidation

Notwithstanding Section 5.1, proceeds from a Liquidating Event shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4    Distributions to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.3.B, 4.3.C or 4.5, the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests. In the absence of any agreement to the contrary, an Additional Limited Partner shall be entitled to the distributions set forth in Section 5.1 (without regard to this Section 5.4) with respect to the period during which the closing of its contribution to the Partnership occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

ARTICLE 6.

ALLOCATIONS

Section 6.1    Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2    General Allocations

Except as otherwise provided in this Article 6, Net Income and Net Loss allocable with respect to a class of Partnership Interests shall be allocated to each of the Holders holding such class of Partnership Interests in accordance with their respective Percentage Interest of such class.

A.    Allocation of Net Income and Net Losses.

(1)    Net Income. Except as otherwise provided in Section 6.3, Net Income for any Partnership Year shall be allocated to the Partners in the following manner and order of priority:

(a) First, to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to Section 6.2.A.2(d) for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this Section 6.2.A.(1)(a) for all prior Partnership Years;

(b) Second, to each Limited Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Limited Partner pursuant to Section 6.2.A.2(c) for all prior Partnership Years minus the cumulative Net Income allocated to such Limited Partner pursuant to this Section 6.2.A.(1)(b) for all prior Partnership Years;

(c) Third, to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to Section 6.2.A.2(b) for all prior Partnership Years minus the cumulative Net Income allocated to such Partner pursuant to this Section 6.2.A.1(c) for all prior Partnership Years;

(d) Fourth, to the General Partner in an amount equal to the sum of (i) the excess of the cumulative Series G Priority Return on the Series G Preferred Units to the last day of the current Partnership Year or to the date of redemption or conversion of the Series G Preferred Units, to the extent such Series G Preferred Units are redeemed or converted during such year over the cumulative Net Income allocated to the General Partner pursuant to this clause (i) of this Section 6.2.A.1(d) for all prior Partnership Years, (ii) the excess of the cumulative Series H Priority Return on the Series H Preferred Units to the last day of the current Partnership Year or to the date of redemption or conversion of the Series H Preferred Units, to the extent such Series H Preferred Units are redeemed or converted during such year over the cumulative Net Income allocated to the General Partner pursuant to this clause (ii) of this Section 6.2.A.1(d) for all prior Partnership Years, (iii) the excess of the sum of (x) the cumulative Series I Priority Return on the Series I Preferred Units to the last day of the current Partnership Year or to the date of redemption or conversion of the Series I Preferred Units, to the extent such Series I Preferred Units are redeemed or converted during such year and (y) the Series I Preferential Distribution Amount over the cumulative Net Income allocated to the General Partner pursuant to this clause (iii) of this Section 6.2.A.1(d) for all prior Partnership Years, (iv) the excess of the cumulative Series C Priority Return on the Series C Preferred Units to the last day of the current Partnership Year or to the date of redemption or conversion of the Series C Preferred Units, to the extent such Series C Preferred Units are redeemed or converted during such year over the cumulative Net Income allocated to the General Partner pursuant to this clause (iv) of this Section 6.2.A.1(d) for all prior Partnership Years, (v) the excess of the cumulative Series J Priority Return on the Series J Preferred Units to the last day of the current Partnership Year or to the date of redemption or conversion of the Series J Preferred Units, to the extent such Series J Preferred Units are redeemed or converted during such year over the cumulative Net Income allocated to the General Partner pursuant to this clause (v) of this Section 6.2.A.1(d) for all prior Partnership Years and (vi) the excess of the cumulative Series K Priority Return on the Series K Preferred Units to the last day of the current Partnership Year or to the date of redemption or conversion of the Series K Preferred Units, to the extent such Series K Preferred Units are redeemed or converted during such year over the cumulative Net Income allocated to the General Partner pursuant to this clause (vi) of this Section 6.2.A.1(d) for all prior Partnership Years, provided however that notwithstanding clauses (i)-(vi) of this Section 6.2.A.1(d), in connection with any conversion of any such Partnership Units, the General Partner shall be permitted to make allocations of income or loss with respect to such Partnership Units and the Common Units issued upon such conversion that are consistent with the distributions payable with respect to such Partnership Units and Common Units;

(e) Fifth, to the General Partner and the Limited Partners in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Partner pursuant to Section 6.2.A.2(a) for all prior Partnership Years minus the cumulative Net Income allocated to each Partner pursuant to this Section 6.2.A.(1)(e) for all prior Partnership Years; and

(f) Sixth, to each of the Partners in accordance with their respective Percentage Interests in the Common-Equivalent Units, subject to any limitations on allocations with respect to any class of Profits Interest Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.A.(1) are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

(2)     Net Losses. Except as otherwise provided in Section 6.3, Net Losses for any Partnership Year shall be allocated to the Partners in the following manner and order of priority:

(a) First, to the General Partner and the Limited Partners in accordance with their respective Percentage Interests in the Common-Equivalent Units (to the extent consistent with this Section 6.2.A(2)(a)) until the Adjusted Capital Account Balance (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the General Partner’s Series C Preferred Capital, Series G Preferred Capital, Series H Preferred Capital, Series I Preferred Capital, Series J Preferred Capital and Series K Preferred Capital) of each such Partner is zero;

(b) Second, to the General Partner (ignoring for this purpose any amounts the General Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of the General Partner is zero;

(c) Third, to the Limited Partners to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

(d) Fourth, to the General Partner.

B.    Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner, a Limited Partner or any Additional Limited Partner pursuant to Section 4.3, the General Partner shall make such revisions to this Section 6.2 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units, the Series J Preferred Units and the Series K Preferred Units, in accordance with any method selected by the General Partner.

C.    Special Allocation of Gain or Loss to Profits Interest Unitholders.

Notwithstanding the allocations set forth in Section 6.2.A(1) above, any net capital gains or net capital losses realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain treated as realized in connection with an adjustment to the Gross Asset Value of Partnership assets as set forth in the definition of such term, shall first be allocated to the Profits Interest Unitholders until the Economic Capital Account Balances of such Limited Partners, to the extent attributable to their ownership of Profits Interest Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their Profits Interest Units. For this purpose, the “Economic Capital Account Balances” of the Profits Interest Unitholders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in each case to the extent attributable to their ownership of Profits Interest Units. Similarly, the “Common Unit Economic Balance” shall mean (i) the Capital Account balance of the Company, plus the amount of the Company’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Company’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.2.C, divided by (ii) the number of the Company’s Common Units. Any such allocations shall be made among the Profits Interest Unitholders in proportion to the amounts required to be allocated to each under this Section 6.2.C. The parties agree that the intent of this Section 6.2.C is to make the Capital Account balances of the Profits Interest Unitholders with respect to their Profits Interest Units economically equivalent to the Capital Account balance of the Company with respect to its Common Units.

D.    Allocations in Connection with a Liquidating Event. Except as otherwise provided in Section 6.3, the allocations of Net Income and Net Loss set forth in the foregoing provisions of this Section 6.2 shall be adjusted to the extent necessary so as to result in the Capital Account balance of each Partner being such that distributions to the Partners pursuant to Section 13.2 upon the occurrence of a Liquidating Event shall be made first to the General Partner in an amount equal to the sum of the Series C Preferred Capital, the Series G Preferred Capital, the Series H Preferred Capital, the Series I Preferred Capital, the Series J Preferred Capital and the Series K Preferred Capital, and thereafter to Holders of Common-Equivalent Units in accordance with their Percentage Interests in such Units.

Section 6.3    Additional Allocation Provisions

Notwithstanding the foregoing provisions of this Article 6:

A.    Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(i).

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2, or any other provision of this Article 6 (except Section 6.3.A(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(ii).

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests in Common-Equivalent Units. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Holder as quickly as possible provided that an allocation pursuant to this Section 6.3.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(iv) were not in this Agreement. It is intended that this Section 6.3.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.3.A(iv).

(v) Gross Income Allocation. In the event any Holder has a deficit Capital Account at the end of any Partnership Year which is in excess of the sum of (1) the amount (if any) such Holder is obligated to restore to the Partnership, and (2) the amount such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 6.3.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(v) and Section 6.3.A(iv) were not in this Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated among the other Holders in accordance with their respective Percentage Interests in Common-Equivalent Units subject to the limitations of this Section 6.3.A(vi).

(vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Holders in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Noncompensatory Options. If, as a result of an exercise of a Noncompensatory Option to acquire an interest in the Partnership, a Capital Account reallocation is required under Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Regulations Section 1.704-1(b)(4)(x).

(ix) Curative Allocation. The allocations set forth in Sections 6.3.A(i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 (but subject to Section 6.2.D), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

B.    For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s interest in Partnership profits shall be such Holder’s Percentage Interest in Common-Equivalent Units.

Section 6.4    Tax Allocations

A.    In General. Except as otherwise provided in this Section 6.4, for income tax purposes each item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

B.    Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A, Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Holders for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is contributed to the Partnership in connection with the General Partner’s initial public offering or pursuant to the Partnership’s exercise of rights under any Option Agreement or ROFO Agreement, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Regulations Section 1.704-3(b). With respect to other Properties contributed to the Partnership, the Partnership shall account for such variation under any method consistent with Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g) using any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner, provided, however, that the “traditional method” as described in Regulations Section 1.704-3(b) shall be used with respect to Partnership property that is contributed to the Partnership in connection with the General Partner’s initial public offering or pursuant to the Partnership’s exercise of rights under any Option Agreement or ROFO Agreement.

Section 6.5    Special Allocations

A.    Notwithstanding the provisions in Section 6.2.A but subject to the other provisions of this Article 6, if the Partnership has positive Adjusted Net Income for a fiscal year, such Adjusted Net Income shall first be allocated to the General Partner under Section 6.2.A(1)(d) for such fiscal year, with the remaining items of Net Income or Net Loss allocated to the Partners pursuant to Section 6.2.A.

B.    Notwithstanding the provisions of Section 6.2.A, but subject to Sections 6.3 and 6.5.A, in the event Net Income, Net Loss or items thereof are being allocated to a Partner to offset prior Net Loss, Net Income or items thereof which have been allocated to such Partner, the General Partner shall attempt to allocate such offsetting Net Income, Net Loss or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

ARTICLE 7.

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1    Management

A.    Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Sections 7.3 and 11.2, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status), to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act, and the listing of any debt securities of the Partnership on any exchange;

(3) subject to the provisions of Section 11.2, the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(4) the acquisition, disposition, mortgage, pledge, encumbrance or hypothecation of all or any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this

Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner or any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(6) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(9) the maintenance of such insurance for the benefit of the Partnership and the Partners and directors and officers of the Partnership or the General Partner as it deems necessary or appropriate;

(10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided, that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that could cause the General Partner to fail to qualify as a REIT;

(11) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, Debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(12) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

(13) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided, that such methods are otherwise consistent with requirements of this Agreement;

(14) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(15) holding, managing, investing and reinvesting cash and other assets of the Partnership;

(16) the collection and receipt of revenues and income of the Partnership;

(17) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(20) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(21) the issuance of additional Partnership Interests as provided in Sections 4.3, 4.4 or 4.5;

(22) the distribution of cash to acquire Common Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.6;

(23) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

(24) the taking of any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code; and

(25) the delegation to another Person of any powers now or hereafter granted to the General Partner.

B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3 or 11.2), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the benefit of any or all Indemnitees.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by the General Partner. The General Partner and the Partnership shall not have liability to a Partner under this Agreement as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

F. Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section 7.2    Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and to maintain the Partnership’s qualification to do business as a foreign limited partnership in each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Maryland, any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3    Restrictions on General Partner’s Authority

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of the Limited Partners and may not (i) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any liability not contemplated herein or under the Act; or (ii) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption as provided in Section 8.6, except in each case with the written consent of such Limited Partner.

B. The General Partner shall not, without the prior Consent of the Limited Partners, or except as provided in Section 7.3.C, amend, modify or terminate this Agreement.

C. Notwithstanding Section 7.3.B, the General Partner shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2) to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3, 4.4, 4.5, 5.4 and 6.2.B or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);

(3) to set forth or amend the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article 4;

(4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

(7) to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

D.    Notwithstanding Sections 7.3.B and 7.3.C, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, Section 13.2.A(4), Article 21, Article 22, Article 23, Article 24, Article 25 or Article 26 or the allocations specified in Article 6 (except as permitted pursuant to Sections 4.3, 4.4, 4.5, 5.4, 6.2.B and Section 7.3.C(3)), (iv) adversely alter or modify the rights to a Redemption or the REIT Shares Amount as set forth in Section 8.6, and related definitions hereof, (v) alter the protections of the Limited Partners as set forth in Section 11.2.B or (vi) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. This Section 7.3D does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all partners adversely affected.

Section 7.4    Reimbursement of the General Partner

A.    Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B.    The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization, the ownership of its assets and its operations. The General Partner is hereby authorized to cause the Partnership to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C.    If the General Partner shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced by the Partnership to the General Partner or reimbursed by the Partnership to the General Partner, subject to the condition that: (i) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Common Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner, shall cause the Partnership to redeem a number of Common Units held by the General Partner equal to the number of such REIT Shares, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Common Units held by the General Partner).

D.    As set forth in Section 4.3, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the General Partner’s offering of REIT Shares, other shares of capital stock of the General Partner or New Securities.

E.    If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5    Outside Activities of the General Partner

A.    Except in connection with a transaction authorized in Section 11.2, without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a REIT and such activities as are incidental to the same. Except as otherwise expressly provided in this Section 7.5, without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its General Partner Interest, its minority interest in any Subsidiary Partnership(s) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and such bank accounts, similar instruments or other short-term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter. In the event the General Partner desires to contribute cash to any Subsidiary Partnership to acquire or maintain an interest of 1% or less in the capital of such partnership, the General Partner may acquire or maintain an interest of 1% or less in the capital of such partnership, and the General Partner may acquire such cash from the Partnership as a loan or in exchange for a reduction in the General Partner’s Partnership Units, in an amount equal to the amount of such cash divided by the Fair Market Value of a REIT Share on the day such cash is received by the General Partner. Notwithstanding the foregoing, the General Partner may acquire Properties or other assets in exchange for REIT Shares or cash, to the extent such Properties or other assets are contributed by the General Partner to the Partnership promptly, but in no case more than six months following such acquisition, pursuant to the terms described in Section 4.3.D. Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its right of Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same rights, priorities and preferences as the class or series so acquired. The General Partner may also own one-hundred percent (100%) of the stock or interests of one or more Qualified REIT Subsidiaries or limited liability companies, respectively, provided that any such entity shall be subject to the limitations of this Section 7.5.A. If, at any time, the General Partner acquires material assets (other than Partnership Interests or other assets on behalf of the Partnership), the definition of “REIT Shares Amount” and the definition of “Deemed Value of the Partnership Interests” shall be adjusted, as reasonably determined by the General Partner, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit. The General Partner’s General Partner Interest in the Partnership, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter are interests which the General Partner is permitted to acquire and hold for purposes of this Section 7.5.A.

B.    In the event the General Partner exercises its rights under the Charter to purchase REIT Shares, other capital stock of the General Partner or New Securities, as the case may be, then the General Partner shall cause the Partnership to purchase from it a number of Partnership Units equal to the number of REIT Shares, other capital stock of the General Partner or New Securities, as the case may be, so purchased on the same terms that the General Partner purchased such REIT Shares, other capital stock of the General Partner or New Securities, as the case may be.

Section 7.6    Contracts with Affiliates

A.    The Partnership may lend or contribute to, and borrow funds from, Persons in which it has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B.    Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner in its sole discretion deems advisable.

C.    The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans (including without limitation plans that contemplate the issuance of Profits Interest Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed or to be performed, directly or indirectly, for the benefit of such entities. The General Partner also is expressly authorized to cause the Partnership to issue to it Common Units corresponding to REIT Shares issued by the General Partner pursuant to any Stock Plan or any similar or successor plan and to repurchase such Partnership Units from the General Partner to the extent necessary to permit the General Partner to repurchase such REIT Shares in accordance with such plan.

D.    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

E.    The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7    Indemnification

A.    To the fullest extent permitted by law, the Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, constituted fraud or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from liability policies covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7, except to the extent otherwise expressly agreed to by such Partner and the Partnership.

B.    Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or the recipient of a subpoena or request for information with respect to a proceeding to which such Indemnitee is not a party may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.    For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F.    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.    The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.    If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

J.    Any indemnification hereunder is subject to, and limited by, the provisions of Section 10-107 of the Act.

K.    In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner’s personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership interest of such Partner may be charged therefor. The liability of a Partner under this Section 7.7.K shall not be limited to such Partner’s Partnership Interest, but shall be enforceable against such Partner personally.

Section 7.8    Liability of the General Partner

A.    Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner nor any of its officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith.

B.    The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively. Neither the General Partner generally nor the Board of Directors of the General Partner specifically is under any obligation to give priority to the separate interests of the Limited Partners or the General Partner’s stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the General Partner or the Limited Partners shall be resolved in favor of the stockholders of the General Partner. The General Partner shall not be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the General Partner has acted in good faith.

C.    Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D.    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner and any of its officers, directors, agents and employee’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9    Other Matters Concerning the General Partner

A.    The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B.    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.    Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to protect the ability of the General Partner, for so long as the General Partner has determined to qualify as a REIT, to (i) continue to qualify as a REIT or (ii) avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10    Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11    Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1    Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section 8.2    Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3    Outside Activities of Limited Partners

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefiting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4    Return of Capital

Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as expressly set forth herein, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

Section 8.5    Rights of Limited Partners Relating to the Partnership

A.    In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s expense:

(1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Exchange Act, and each communication sent to the stockholders of the General Partner;

(2) to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B.    The Partnership shall notify each Limited Partner in writing of any adjustment made in the calculation of the REIT Shares Amount within a reasonable time after the date such change becomes effective.

C.    Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.6    Limited Partner Redemption Rights

A.    On or after the date fourteen (14) months after (i) the Effective Date, with respect to the Common Units acquired prior to, on or contemporaneously with the Effective Date, (ii) the Option Agreement Effective Date, with respect to the Common Units received pursuant to the Option Agreement, (iii) the ROFO Agreement Effective Date, with respect to the Common Units received pursuant to the ROFO Agreement, and (iv) the date of issuance of any other Common Units, in each case unless a different date is expressly provided in an agreement entered into between the Partnership and any Limited Partner, each Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the Common Units held by such Limited

Partner (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”); provided that the terms of such Common Units do not provide that such Common Units are not entitled to a right of Redemption. Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the holders of such Common Units, all Common Units shall be entitled to a right of Redemption hereunder. The Tendering Partner shall have no right, with respect to any Common Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable in accordance with the instructions set forth in the Notice of Redemption to the Tendering Partner within ten (10) days of the Specified Redemption Date, except as provided below.

B.    REIT Share Election

(1) Notwithstanding Section 8.6.A above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the General Partner may, in its sole and absolute discretion, (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter) elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The General Partner shall promptly give such Tendering Partner written notice of its election, and subject to Section 8.6.C below, the Tendering Partner may elect to withdraw its redemption request at any time prior to the receipt of cash pursuant to Section 8.6.A or REIT Shares Amount pursuant to this Section 8.6.B by such Tendering Partner.

(2) The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 8.6, the Tendering Partner shall continue to own all Tendered Units subject to any Redemption (and be treated as a Limited Partner, an Assignee or a Person who is the transferee of a Limited Partner Interest in a permitted transfer pursuant to Section 11.3, as the case may be, with respect to such Tendered Units for all purposes of this Agreement) until such Tendered Units are Transferred to the Partnership and such Tendering Partner has received the Cash Amount or REIT Shares Amount, as the case may be, in exchange for such Tendered Units. Unless and until the Tendering Partner has received the REIT Shares Amount in exchange for such Tendered Units pursuant to this Section 8.6.B, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to the REIT Shares issuable in connection with such Redemption (including, without limitation, rights to vote or consent, receive dividends and exercise other rights).

(3) In addition, the REIT Shares for which the Common Units might be exchanged shall also bear a legend which generally provides the following:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF AMENDMENT AND RESTATEMENT, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (i) OR (ii) IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND ANY TRANSFER THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS SHALL BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

C.    Stock Offering Funding Option

(1) (a) Notwithstanding Section 8.6.A or Section 8.6.B above, if a Limited Partner has delivered to the General Partner a Notice of Redemption with respect to Excess Units, and (i) the number of Excess Units plus the number of Tendered Units such Limited Partner agrees to treat as Excess Units (the “Offering Units”) exceeds (A) 9.8% of the REIT Shares, calculated in accordance with the methodology for calculating the percentage of ownership of a Person for purposes of the ownership limit pursuant to Article VI of the Charter (subject to adjustment in connection with any Adjustment Event), and (B) $50,000,000 gross value based on a Partnership Unit price equal to the REIT Share Market Value, and (ii) the General Partner is eligible to file a registration statement under Form S-3 (or any successor form similar thereto), then the General Partner may, at its election, either (x) cause the Partnership to redeem the Offering Units with the proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Stock Offering Funding”) of a number of REIT Shares (“Offered Shares”) equal to the REIT Shares Amount with respect to the Offering Units pursuant to the terms of this Section 8.6.C; or (y) cause the Partnership to pay the Cash Amount with respect to the Excess Units pursuant to the terms of Section 8.6.A; or (z) acquire the Excess Units in exchange for the REIT Shares Amount pursuant to the terms of Section 8.6.B, but only if the Tendering Partner provides the General Partner with any representations or undertakings which the General Partner has determined, in its sole and absolute discretion, are sufficient to prevent a violation of the Charter. In the event that the General Partner fails to give notice of its exercise of the election described in clause (i) above within the period of time specified in Section 8.6.B for an election to deliver the REIT Share Amount, it will be deemed to have elected not to purchase the Tendered Units through a Stock Offering Funding.

(b) In the event that the General Partner elects a Stock Offering Funding with respect to a Notice of Redemption, it may at such time give notice (a “Single Funding Notice”) of such election to all Limited Partners and require that all Limited Partners elect whether or not to effect a Redemption to be funded through such Stock Offering Funding. In the event a Limited Partner elects to effect such a Redemption, it shall give notice thereof and of the number of Common Units to be made subject thereto in writing to the General Partner within 10 Business Days after receipt of the Single Funding Notice, and such Limited Partner shall be treated as a Tendering Partner for all purposes of this Section 8.6.C. In the event that a Limited Partner does not so elect, it shall be deemed to have waived its right to effect a Redemption for the current Twelve-Month Period, except that it may effect a Redemption for no more than 1.0% of the REIT Shares, calculated in accordance with the methodology for calculating the percentage of ownership of a Person for purposes of the ownership limit pursuant to Article VI of the Charter (subject to adjustment in connection with any Adjustment Event) during such Twelve-Month Period.

(2) In the event that the General Partner elects a Stock Offering Funding, on the Specified Redemption Date determined pursuant to the proviso in the definition thereof it shall purchase each Offering Unit that is still a Tendered Unit on such date for cash in immediately available funds in the amount equal to the lesser of (i) the Cash Amount per Common Unit, calculated pursuant to Section 8.6.A as of the original Specified Redemption Date assuming the General Partner did not elect to conduct a Stock Offering Funding pursuant to Section 8.6.C (the “Base Amount”) or (ii) the net proceeds per Offered Share received by the General Partner from the Stock Offering Funding, determined after deduction of reasonable expenses related thereto, including underwriting discounts and commissions, legal and accounting fees and expenses, Securities and Exchange Commission registration fees, state blue sky and securities laws fees and expenses, printing expenses, NASD filing fees and listing fees (the “Net Proceeds”).

(3) If the General Partner elects a Stock Offering Funding, the following additional terms and conditions shall apply:

(a) As soon as practicable after the General Partner gives the Tendering Partner notice of its election pursuant to Section 8.6.C(1)(a)(i), the General Partner shall use its reasonable efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that, the General Partner shall not by reason hereof, be required to submit to jurisdiction or taxation, or qualify to do business in any jurisdiction in which such submission or qualification would not be otherwise required; provided, further, that if the General Partner shall deliver a certificate to the Tendering Partner stating that the General Partner has determined in the good faith judgment of the Board of Directors of the General Partner that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on the General Partner, then the General Partner may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (a) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (b) an aggregate period of ninety (90) days in connection with any Stock Offering Funding.

(b) The General Partner shall advise each Tendering Partner, regularly and promptly upon any request, of the status of the Stock Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the Securities and Exchange Commission and other governmental bodies, the expenses related to the Stock Offering Funding as they are being incurred, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses relating to the Stock Offering Funding and the compliance by the General Partner with its obligations with respect thereto. In addition, the General Partner and each Tendering Partner may, but shall be under no obligation to, enter into understandings in writing (“Pricing Agreements”) whereby the Tendering Partner will agree in advance as to the acceptability of a Net Proceeds amount at or below the Base Amount. Furthermore, the General Partner shall establish pricing notification procedures with each such Tendering Partner, such that the Tendering Partner will have the maximum opportunity practicable to determine whether to become a Withdrawing Partner pursuant to Section 8.6.C(3)(c) below.

(c) The General Partner, upon notification of the price per REIT Share in the Stock Offering Funding from the managing underwriter(s), in the case of a registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by the General Partner in order to sell the Offered Shares, shall immediately use its reasonable efforts to notify each Tendering Partner of the price per REIT Share in the Stock Offering Funding and resulting Net Proceeds. Each Tendering Partner shall have one hour (as such time may be extended by the General Partner) to elect to withdraw its Redemption (a Tendering Partner making such an election being a “Withdrawing Partner”), and Common Units with a REIT Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the related Redemption; provided, however, that if Tendering Partners withdraw in excess of 20% of the Offered Shares, all Offered Shares will, at the General Partner’s option, be deemed to have been withdrawn by all Tendering Partners. If a Tendering Partner, within such time period, does not notify the General Partner of such Tendering Partner’s election not to become a Withdrawing Partner, then such Tendering Partner shall, except as otherwise provided in a Pricing Agreement, be deemed not to have withdrawn from the Redemption, without liability to the General Partner. To the extent that the General Partner is unable to notify any Tendering Partner, such unnotified Tendering Partner shall, except as otherwise provided in any Pricing Agreement, be deemed not to have elected to become a Withdrawing Partner. Each Tendering Partner whose Redemption is being funded through the Stock Offering Funding who does not become a Withdrawing Partner shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities laws, to submit for Redemption additional Common Units in a number no greater than the number of Common Units withdrawn. If more than one Tendering Partner so elects to redeem additional Common Units, then such Common Units shall be redeemed on a pro rata basis, based on the number of additional Common Units sought to be so redeemed. To the extent that the Net Proceeds would be below the Base Amount, and to the extent that other Partners have not elected to redeem additional Common Units, then the Withdrawing Partners shall bear their pro rata shares of the expenses described in Section 8.6.C(2) (such shares calculated as if such Limited Partners had not been Withdrawing Partners) as reasonably determined by the General Partner.

(d) The General Partner shall take all reasonable action in order to effectuate the sale of the Offered Shares including, but not limited to, the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such underwriting by the General Partner. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises the General Partner in writing that marketing factors require a limitation of the number of shares to be offered, then the General Partner shall so advise all Tendering Partners and the number of Common Units to be sold to the General Partner pursuant to the Redemption shall be allocated among all Tendering Partners in proportion, as nearly as practicable, to the respective number of Common Units as to which each Tendering Partner elected to effect a Redemption. No Offered Shares excluded from the underwriting by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

(e) The General Partner may include securities for its own account in any offering made pursuant to Section 8.6.C.1 and, if the managing underwriter or placement agent has not limited the number of Registrable Shares to be offered, the General Partner may include securities for the account of others in such offering, in each case only if and to the extent that the managing underwriter or placement agent, the General Partner and Tendering Partners owning Common Units representing at least seventy-five percent (75%) of the Common Units with respect to which the Stock Offering Funding is being effected so agree in writing.

D.    Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

E.    Notwithstanding the provisions of Section 8.6.A, 8.6.B, 8.6.C or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash pursuant to Section 8.6.A or an exchange for REIT Shares pursuant to Section 8.6.B to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person, or, in the opinion of counsel selected by the General Partner, may cause such Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. The limitation set forth in Section 8.6.E(i) above shall not limit the ability of a Limited Partner to require a Stock Offering Funding pursuant to the terms of Section 8.6.C if (A) the Offering Units exceed (a) 9.8% of the REIT Shares, calculated in accordance with the methodology for calculating the percentage of ownership of a Person for purposes of the ownership limit pursuant to Article VI of the Charter (subject to adjustment in connection with any Adjustment Event) and (b) $50,000,000 gross value based on a Common Unit price equal to the REIT Share Market Value, and (B) the General Partner is eligible to file a registration statement under Form S-3 (or any successor form similar thereto). To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.6.E, it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

F.    Notwithstanding anything herein to the contrary (but subject to Section 8.6.E, with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6):

(1) All Common Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number and class of Common Units.

(2) Without the consent of the General Partner, each Limited Partner may not effect a Redemption for less than 1,000 Common Units or, if the Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Limited Partner.

(3) Without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its common stockholders of some or all of its portion of such distribution.

(4) Notwithstanding anything herein to the contrary, in the event the General Partner gives notice to all Limited Partners (a “Primary Offering Notice”) that it desires to effect a primary offering of its equity securities for cash (other than an offering in connection with a merger, consolidation or similar transaction, or employee benefit or similar plans) then, unless the General Partner otherwise consents, the actions described in Section 8.6.C as to a Stock Offering Funding with respect to any Notice of Redemption with respect to Excess Units thereafter received may be delayed until the earlier of (a) the completion of the primary offering or (b) 120 days following the giving of the Primary Offering Notice; provided that, to the extent that the managing underwriter(s) of such primary offering advise that the inclusion of such additional REIT Shares will not adversely affect the offering, additional REIT Shares the proceeds of which are to be used to satisfy a Redemption with respect to such Excess Units (a “Subsequent Redemption”) (without regard to the limitations of subparagraph (2) of this paragraph F) shall be included in such offering, and the procedures of this Section 8.6 shall otherwise be followed as closely as practicable; provided, further that a Primary Offering Notice may be given no more than twice in any Twelve-Month Period without the Consent of the Limited Partners.

(5) The General Partner may delay a Stock Offering Funding, such that it will not occur (a) during the same Twelve-Month Period as the General Partner has effected a “Demand Registration” pursuant to the Registration Rights Agreements dated as of October 27, 2004, among the General Partner and certain Limited Partners (it being understood that in the event a Notice of Redemption is received prior to the receipt of requisite requests for a Demand Registration, such Notice of Redemption shall control, and vice versa) or (b) within 120 days following the closing of any prior public offering of similar securities by the General Partner.

(6) The consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7) Each Tendering Partner shall continue to own all Common Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Common Units for all purposes of this Agreement, until such Common Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, and provided the General Partner has issued REIT shares pursuant to Section 8.6.B, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner’s Common Units.

G. Notwithstanding the provisions of this Section 8.6 permitting the General Partner to delay a Public Offering Funding by virtue of an event described in Section 8.6.C, the giving of a Primary Offering Notice, or a delay referred to in Section 8.6.F(5), the General Partner shall use its reasonable efforts to take all such actions, as are consistent with the purposes of such delay provisions, to effect a Stock Offering Funding at the earliest time practicable. It is understood that such periods of delay shall run, to the extent practicable, concurrently, and shall not limit the right of a Limited Partner to deliver a Notice of Redemption.

H. In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.3.B, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

Section 8.7    Conversion of Profits Interest Units.

A.    A Profits Interest Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested Profits Interest Units into Common Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested Profits Interest Units or, if such holder holds less than one thousand Vested Profits Interest Units, all of the Vested Profits Interest Units held by such holder. Profits Interest Unitholders shall not have the right to convert Unvested Profits Interest Units into Common Units until they become Vested Profits Interest Units; provided, however, that when a Profits Interest Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Profits Interest Units to become Vested Profits Interest Units, such Profits Interest Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Profits Interest Unitholder, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any Profits Interest Units into Common Units shall be subject to the conditions and procedures set forth in this Section 8.7.

B.    A holder of Vested Profits Interest Units may convert such Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.5. Notwithstanding the foregoing, in no event may a holder of Vested Profits Interest Units convert a number of Vested Profits Interest Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of Profits Interest Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, a Profits Interest Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit G to the Partnership (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Profits Interest Unitholders notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then Profits Interest Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Each Profits Interest Unitholder covenants and agrees with the Partnership that all Vested Profits Interest Units to be converted pursuant to this Section 8.7.B shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of Profits Interest Units may deliver a Notice of Redemption pursuant to Section 8.6.A relating to those Common Units that will be issued to such holder upon conversion of such Profits Interest Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Profits Interest Unitholder in a position where, if he or she so wishes, the Common Units into which his or her Vested Profits Interest Units will be converted can be redeemed by the Partnership pursuant to Section 8.6.A simultaneously with such conversion, with the further consequence that, if the Company elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.6.B by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested Profits Interest Units into Common Units. The General Partner shall cooperate with a Profits Interest Unitholder to coordinate the timing of the different events described in the foregoing sentence.

C.    The Partnership, at any time at the election of the General Partner, may cause any number of Vested Profits Interest Units held by a Profits Interest Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.5; provided, however, that the Partnership may not cause a Forced Conversion of any Profits Interest Units that would not at the time be eligible for conversion at the option of such Profits Interest Unitholder pursuant to Section 8.7.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit H to the applicable Profits Interest Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.

D.    A conversion of Vested Profits Interest Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Profits Interest Unitholder, as of which time such Profits Interest Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of Profits Interest Units as aforesaid, the Partnership shall deliver to such Profits Interest Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining Profits Interest Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 may exercise the rights of such Limited Partner pursuant to this Section 8.7 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E.    For purposes of making future allocations under Section 6.2.C and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Profits Interest Unitholder that is treated as attributable to his or her Profits Interest Units shall be reduced, as of the date of conversion, by the product of the number of Profits Interest Units converted and the Common Unit Economic Balance.

F.    If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of Profits Interest Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Profits Interest Unitholder to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her Profits Interest Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Common Units, assuming such Holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that Holders have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Profits Interest Unitholder of such election, and shall use commercially reasonable efforts to afford the Profits Interest Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Profits Interest Unit held by such holder into Common Units in connection with such Transaction. If a Profits Interest Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Profits Interest Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder would receive if such Holder failed to make such an election. Subject to the rights of the Partnership and the Company under any Vesting Agreement and the relevant terms of any applicable Stock Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 8.7.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Profits Interest Unitholders whose Profits Interest Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of Profits Interest Units that remain outstanding after such Transaction to convert their Profits Interest Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Profits Interest Unitholders.

Section 8.8    Voting Rights of Profits Interest Units

Profits Interest Unitholders shall (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a Holder, with the Profits Interest Units voting as a single class with the Common Units and having one vote per Profits Interest Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any Profits Interest Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Profits Interest Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Agreement applicable to Profits Interest Units so as to materially and adversely affect any right, privilege or voting power of the Profits Interest Units or the Profits Interest Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Units; but subject, in any event, to the following provisions: (i) with respect to any Transaction, so long as the Profits Interest Units are treated in accordance with Section 8.7.F, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Profits Interest Units or the Profits Interest Unitholders as such; and (ii) any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Partnership Units or Profits Interest Units, whether ranking senior to, junior to, or on a parity with the Profits Interest Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Profits Interest Units or the Profits Interest Unitholders as such. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Profits Interest Units shall have been converted into Common Units.

Section 8.9    Partnership Right to Call Limited Partner Interests.

Notwithstanding any other provision of this Agreement:

A. At any time a Limited Partner owns fewer than 20,000 Partnership Units (as such amount may be adjusted pursuant to Section 4.5 from time to time), the General Partner shall have the right, but not the obligation, from time to time and at any time to redeem all outstanding Partnership Units owned by such Limited Partner, by notice to such Limited Partner that the General Partner has elected to exercise its rights under this Section 8.9.A. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.9.A shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner as a Tendering Partner and shall specify the Specified Redemption Date.

B.    If a Limited Partner owns (i) Partnership Units that were granted as Profits Interest Units to such Limited Partner on or after the effective date of this Eighteenth Amended and Restated Partnership Agreement and/or (ii) Partnership Units acquired by such Limited Partner as a result of the conversion of Profits Interest Units that were granted to such Limited Partner on or after the effective date of this Eighteenth Amended and Restated Partnership Agreement, then, at any time following the second anniversary of the date on which such Limited Partner ceases to provide services to the Partnership, the General Partner shall have the right, but not the obligation, from time to time and at any time to redeem all such Partnership Units owned by such Limited Partner, by notice to such Limited Partner that the General Partner has elected to exercise its rights under this Section 8.9.B. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.9.B shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner as a Tendering Partner and shall specify the Specified Redemption Date.

C.    In the event the General Partner exercises its right to redeem Partnership Units from a Profits Interest Unitholder pursuant to this Section 8.9, the Profits Interests Unitholder shall be treated as if such holder converted all of his or her Profits Interest Units (including Unvested Profits Interest Units) into Common Units in accordance with Section 8.7. For the avoidance of doubt, subject to the Capital Account Limitation, the requirement that Profits Interest Units must be Vested Profits Interest Units in order for a Profits Interest Unitholder to exercise his or her Conversion Right shall not apply in the event the deemed conversion occurs in connection with the exercise of the General Partner’s right to redeem such Units pursuant to this Section 8.9. Notwithstanding the foregoing, the General Partner shall not be entitled to exercise its right to redeem Partnership Units from a Profits Interest Unitholder pursuant to this Section 8.9 if the Profits Interest Unitholder would be prevented from converting all such Profits Interest Units into Common Units (disregarding the fact that such Profits Interest Units may be Unvested Profits Interest Units) as a result of the Capital Account Limitation.

ARTICLE 9.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1    Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2    Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3    Reports

A.    As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.    As soon as practicable, but in no event later than 45 days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the General Partner determines to be appropriate.

Section 9.4    Nondisclosure of Certain Information

Notwithstanding the provisions of Sections 9.1 and 9.3, the General Partner may keep confidential from the Limited Partners any information that the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

ARTICLE 10.

TAX MATTERS

Section 10.1    Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 120 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. Each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner relating to any Contributed Property contributed (directly or indirectly) by such Limited Partner to the Partnership.

Section 10.2    Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is the best interests of the Partners.

Section 10.3    Tax Matters Partner

A.    The General Partner shall be the “tax matters partner” of the Partnership for purposes of the TEFRA Rules and the “partnership representative” of the Partnership for purposes of the BBA Rules (collectively, the “tax matters partner”) for federal income tax purposes. With respect to Partnership tax years beginning before January 1, 2018, pursuant to Section 6230(e) (under the TEFRA Rules) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners and Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and Assignees.

B.    The tax matters partner is authorized, but not required:

(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that, to the extent permitted under the Code and Regulations, such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231 (under the TEFRA Rules) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) (under the TEFRA Rules) of the Code);

(2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

C.    The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4    Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

Section 10.5    Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, 1446 or 6225 (under the BBA Rules) of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a receivable of the Partnership from such Limited Partner, which receivable shall be paid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11.

TRANSFERS AND WITHDRAWALS

Section 11.1    Transfer

A.    The term “transfer,” when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partner Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any Redemption or exchange for REIT Shares pursuant to Section 8.6 except as otherwise provided herein. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to by the General Partner.

B.    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented to by the General Partner in its sole and absolute discretion.

Section 11.2    Transfer of General Partner’s Partnership Interest

A.    Except in connection with a Termination Transaction permitted under Section 11.2.B, the General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise), other than to an Affiliate, without the Consent of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 11.2, the transferee shall become a substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a substitute General Partner in accordance with the Act.

B.    The General Partner shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (“Termination Transaction”) unless (1) the Termination Transaction has been approved by a Consent of the Partners and (2) either clause (a) or (b) below is satisfied:

(a) in connection with such Termination Transaction all Limited Partners either will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share in connection with the Termination Transaction; provided, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Holder of Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.6) and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(b) the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the holders of Common-Equivalent Units own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of such holders in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(a); or (b) the right to redeem their Common Units for cash on terms equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

Section 11.3    Limited Partners’ Rights to Transfer

A.    Prior to the twelve (12) month anniversary of the Effective Date, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, or exercise its right of Redemption set forth in Section 8.6; provided, however, that any Limited Partner may, at any time (whether prior to or after such twelve (12) month anniversary), without the consent of the General Partner, other than by way of exercise of the right of Redemption set forth in Section 8.6, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Immediate Family Member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit with a scheduled maturity date not sooner than the twelve (12) month anniversary of the Effective Date, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit, and the transfer of such pledged Partnership Interest by the lender to any transferee. After such twelve (12) month anniversary, each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee (A) to continue to make any such transfer permitted by clauses (i)-(iv) of such proviso or (B) to make any transfer to its Affiliates or members, in each case, without satisfying condition (1) below):

(1) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2) Qualified Transferee. Any transfer of a Partnership Interest shall be made only to Qualified Transferees.

It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter, which may limit or restrict such transferee’s ability to exercise its Redemption rights, and to the representations in Section 3.4. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner in accordance with Section 11.4.B, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in and in compliance with Section 11.5.

B.    If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.    The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of his or her Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

Section 11.4    Substituted Limited Partners

A.    No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his or her place (including any transferee permitted by Section 11.3). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B.    A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission, each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.

C.    Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5    Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11 and the right of Redemption provided in Section 8.6, but shall not be deemed to be a Holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

Section 11.6    General Provisions

A.    No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee(s) of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or (ii) pursuant to the exercise of its right of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.

B.    Any Limited Partner who shall transfer all of such Limited Partner’s Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.

C.    Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D.    If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s Partnership Year in compliance with the provisions of this Article 11 or transferred, redeemed or converted pursuant to Sections 8.6, 21.4, 21.8, 22.4, 22.8, 23.4, 23.8, 24.4, 24.8, 25.4, 25.8, 26.4 or 26.8 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year using a method selected by the General Partner that is in accordance with the Code. Except as otherwise agreed by the General Partner, all distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment, exchange or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption, shall be made to the transferee Partner.

E.    In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to a Redemption or exchange for REIT Shares by the Partnership or the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such transfer could cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Common Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership such transfer could cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Common Units held by all Limited Partners); (vi) if such transfer could, in the opinion of counsel to the Partnership, cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); (vii) if such transfer could, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could be in violation of Section 3.4.E(5), or (4) could cause the Partnership to fail one or more of the Safe Harbors (as defined below); (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) except with the consent of the General Partner, which may be given or withheld in its sole discretion, if the transferee or Assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4.C; (xii) if such transfer is made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion; and provided, that, as a condition to granting such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code; or (xiii) if in the opinion of legal counsel for the Partnership such transfer could adversely affect the ability of the General Partner to continue to qualify as a REIT or, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

F.    The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Common Units by the Partnership or the General Partner) to determine (i) if such interests could be treated as being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether such transfers of interests could result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership,” within the meaning of Code Section 7704, or any recognition by the Partnership of such transfers, or to ensure that one or more of the Safe Harbors is met.

ARTICLE 12.

ADMISSION OF PARTNERS

Section 12.1    Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.

Section 12.2    Admission of Additional Limited Partners

A.    After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B.    Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year using a method selected by the General Partner that is in accordance with the Code. Except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

Section 12.3    Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

ARTICLE 13.

DISSOLUTION AND LIQUIDATION

Section 13.1    Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1.B below) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.    the expiration of its term as provided in Section 2.5;

B.    an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

C.    subject to compliance with Section 11.2 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

D.    entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

E.    any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership;

F.    the Incapacity of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner;

G.    the Redemption or exchange for REIT Shares of all Partnership Interests (other than those of the General Partner) pursuant to this Agreement; or

H.    a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2    Winding Up

A.    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding-up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3) Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(4) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B.    Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in-kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in-kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such Properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such Properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3    Capital Contribution Obligation

If any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit at any time shall not be considered a Debt owed to the Partnership or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Partner and the Partnership (for example, in a “deficit restoration obligation agreement” or DRO).

Section 13.4    Compliance with Timing Requirements of Regulations

In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and priority set forth in Section 13.2.A as soon as practicable.

Section 13.5    Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to distribute interests in the new partnership to the General Partner and Limited Partners in proportion to their respective interests in the Partnership in liquidation of the Partnership.

Section 13.6    Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

Section 13.7    Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.8    Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Maryland shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.9    Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.10    Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14.

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1    Amendments

A.    The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

B.    Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation (if so recommended) with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.2    Action by the Partners

A.    Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The notice shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.

B.    Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C.    Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

D.    Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

E.    On matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of Partnership Units held.

ARTICLE 15.

GENERAL PROVISIONS

Section 15.1    Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2    Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3    Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4    Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5    Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6    Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7    Waiver

No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8    Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9    Applicable Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

Section 15.10    Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. The failure of any amendment to this Agreement to be effective as to any particular Limited Partner shall not render it ineffective as to any other Limited Partner.

Section 15.11    Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.12    No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

ARTICLE 16.

[INTENTIONALLY OMITTED]

ARTICLE 17.

[INTENTIONALLY OMITTED]

ARTICLE 18.

CLASS C PROFITS INTEREST UNITS

Section 18.1    Designation and Number

A series of Partnership Units in the Partnership designated as the Class C Profits Interest Units (the “Class C Units”) is hereby established. Pursuant to Section 4.5 of this Agreement, the General Partner may from time to time issue Class C Units to Persons who provide services to or for the benefit of the Partnership or as otherwise permitted by the Plan, for such consideration or for no consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. The number of Class C Units shall be determined from time to time by the General Partner in accordance with the terms of the Plan.

Section 18.2    Terms of Class C Units

A.    General. Each Class C Unit that has satisfied the Class C Units Performance Condition shall be treated in the same manner as a Profits Interest Unit which has no separate class designation with all of the rights, privileges and obligations attendant thereto and all references to Profits Interest Units in this Agreement shall refer equally to Class C Units. During such time as any Class C Unit has not satisfied the Class C Units Performance Condition, each such Unit shall be treated in the same manner as a Profits Interest Unit which has no separate class designation except the following provisions shall apply:

B.    Distributions. The holder of such Class C Unit shall not be entitled to receive any distributions with respect to such Class C Unit, except in accordance with Section 5.3 or Section 13.2;

C.    Allocations. The holder of such Class C Unit shall not be entitled to receive allocations of Net Income or Net Loss of the Partnership (or items thereof) with respect to such Class C Unit, other than the special allocation of gain set forth in Section 6.2.C and the allocations set forth in Section 6.2.D, Section 6.3 and Section 6.4;

D.    Conversion. Except as set forth below in Sections 18.2.D(1) – (4), the provisions of Section 4.5.C(f) and Section 8.7 shall not apply with respect to such Class C Unit:

(1) When a Class C Unitholder is notified of the expected occurrence of an event that will cause such Class C Unit to become a Vested Profits Interest Unit, such Class C Unitholder may give the Partnership a Conversion Notice with respect to such Unit conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the Class C Unitholder, shall be accepted by the Partnership subject to such condition.

(2) Upon the expected occurrence of an event that will cause such Class C Unit to become a Vested Profits Interest Unit, the Partnership may issue a Forced Conversion Notice with respect to such Unit conditioned upon and effective on or after the time of vesting of such Unit.

(3) In the event that a Transaction would constitute a Class C Units Change in Control and would result in the Class C Units Performance Condition being satisfied with respect to such Class C Unit, then for purposes of Section 8.7.F, references to a Profits Interest Unit shall include any such Class C Unit.

(4) In all cases, the conversion of such Class C Unit in accordance with this Section 18.2.D and pursuant to the applicable provisions of Section 8.7 shall be subject to the conditions and procedures set forth in Section 8.7.

E.    Percentage Interests. Exhibit A to this Agreement shall reflect the Percentage Interest for each Partner using the Percentage Interest assigned to each Class C Unit. Notwithstanding the designation of Percentage Interests in Exhibit A to this Agreement, for the Partners who hold such Class C Units, the Percentage Interest of each Partner with respect to such Class C Units shall be zero, and such Class C Units shall be disregarded for purposes of calculating the Percentage Interest of the Partners, in each case solely for the purposes set forth in subparagraphs (1) and (2) below. The Percentage Interest of each Partner who holds such Class C Units, with respect to such Units, shall be zero solely for purposes of:

(1) The provisions of this Agreement regarding distributions to the Partners, except the distributions made in accordance with Section 5.3 or Section 13.2.

(2) The provisions of this Agreement regarding the allocation of Net Income or Net Loss of the Partnership (or items thereof) with respect to the Class C Units, other than the allocations set forth in Section 6.2.C, Section 6.2.D and Section 6.3.

ARTICLE 19.

CLASS D PROFITS INTEREST UNITS

Section 19.1    Designation and Number

A series of Partnership Units in the Partnership designated as the Class D Profits Interest Units (the “Class D Units”) is hereby established. Pursuant to Section 4.5 of this Agreement, the General Partner may from time to time issue Class D Units to Persons who provide services to or for the benefit of the Partnership or as otherwise permitted by the Plan, for such consideration or for no consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. The number of Class D Units shall be determined from time to time by the General Partner in accordance with the terms of the Plan.

Section 19.2    Terms of Class D Units

A.    General. Each Class D Unit that has become a Class D Performance Vested Unit shall be treated in the same manner as a Profits Interest Unit which has no separate class designation with all of the rights, privileges and obligations attendant thereto and all references to Profits Interest Units in this Agreement shall refer equally to Class D Units. During such time as any Class D Unit has not become a Class D Performance Vested Unit, each such Unit shall be treated in the same manner as a Profits Interest Unit which has no separate class designation except the following provisions shall apply:

B.    Distributions. The holder of a Class D Unit shall not be entitled to receive any distributions with respect to such Class D Unit, except (i) in accordance with Section 5.3 or Section 13.2 and (ii) at such times as distributions are made with respect to Common Units pursuant to Section 5.1, a holder of a Class D Unit shall be entitled to receive a distribution with respect to such Class D Unit in an amount equal to the product of the distribution per Profits Interest Unit made to holders of Common Units on the Partnership Record Date with respect to such distribution multiplied by the Class D Units Sharing Percentage;

C.    Allocations. The holder of such Class D Unit shall not be entitled to receive allocations of Net Income or Net Loss of the Partnership (or items thereof) with respect to such Class D Unit, other than (i) the special allocation of gain set forth in Section 6.2.C and the allocations set forth in Section 6.2.D, Section 6.3 and Section 6.4 and (ii) allocations of Net Income and Net Loss pursuant to Sections 6.2.A and 6.2.B, treating, for purposes of such allocations, each Class D Unit as a fraction of one outstanding Common Unit equal to one Common Unit multiplied by the Class D Units Sharing Percentage;

D.    Conversion. Except as set forth below in Sections 19.2.D(1) – (4), the provisions of Section 4.5.C(f) and Section 8.7 shall not apply with respect to such Class D Unit:

(1) When a Class D Unitholder is notified of the expected occurrence of an event that will cause such Class D Unit to become a Vested Profits Interest Unit, such Class D Unitholder may give the Partnership a Conversion Notice with respect to such Unit conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the Class D Unitholder, shall be accepted by the Partnership subject to such condition.

(2) Upon the expected occurrence of an event that will cause such Class D Unit to become a Vested Profits Interest Unit, the Partnership may issue a Forced Conversion Notice with respect to such Unit conditioned upon and effective on or after the time of vesting of such Unit.

(3) In the event that a Transaction would constitute a Class D Units Change in Control and would result in such Class D Unit becoming a Class D Performance Vested Unit, then for purposes of Section 8.7.F, references to a Profits Interest Unit shall include any such Class D Unit.

(4) In all cases, the conversion of such Class D Unit in accordance with this Section 19.2.D and pursuant to the applicable provisions of Section 8.7 shall be subject to the conditions and procedures set forth in Section 8.7.

E.    Percentage Interests. Exhibit A to this Agreement shall reflect the Percentage Interest for each Partner using the Percentage Interest (and not the Class D Unitholder Percentage Interest) assigned to each Class D Unit. Notwithstanding the designation of Percentage Interests in Exhibit A to this Agreement, for the purposes set forth in subparagraphs (1) and (2) below, the Percentage Interest of each Partner holding Class D Units with respect to such Class D Units shall equal the Percentage Interest of a Partner who holds an equivalent number of Common Units multiplied by the Class D Units Sharing Percentage (the “Class D Unitholder Percentage Interest”). The Percentage Interest of each Partner who holds such Class D Units, with respect to such Units, shall equal the Class D Unitholder Percentage Interest for purposes of:

(1) The provisions of this Agreement regarding distributions to the Partners, except the distributions made in accordance with Section 5.3 or Section 13.2.

(2) The provisions of this Agreement regarding the allocation of Net Income or Net Loss of the Partnership (or items thereof) with respect to the Class D Units, other than the allocations set forth in Section 6.2.C, Section 6.2.D, Section 6.3 and Section 6.4.

ARTICLE 20.

[INTENTIONALLY OMITTED]

ARTICLE 21.

SERIES C PREFERRED UNITS

Section 21.1    Designation and Number

A series of Partnership Units in the Partnership designated as the “6.625% Series C Cumulative Redeemable Perpetual Preferred Units” (the “Series C Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Series C Preferred Units shall be 8,050,000.

Section 21.2    Distributions

A.    Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series C Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series C Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December, of each year commencing on December 29, 2017, and, (ii), in the event of a redemption of Series C Preferred Units, on the redemption date (each a “Series C Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series C Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made, at the General Partner’s option, on either the immediately preceding Business Day or next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

B.    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series C Preferred Units will accrue whether or not the terms and provisions set forth in Section 21.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

C.    Priority as to Distributions

(1) Except as provided in Section 21.2.C(2) below, no distributions shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid or made available for a sinking fund for the redemption of such units) and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Partnership Interests corresponding to any REIT Series C Preferred Shares or any other REIT shares of any other class or series of capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the REIT Series C Preferred Shares to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series C Preferred Units for all past periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2) When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series C Preferred Units and such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series C Preferred Unit and each such other class or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other class or series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units which may be in arrears.

D.    No Further Rights. The General Partner, as holder of the Series C Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series C Preferred Units which remains payable. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Series C Preferred Unit Distribution Payment Date on which they first become payable.

Section 21.3    Liquidation Proceeds

A.    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series C Preferred Units shall be made in accordance with Article 13.

B.    Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.7.

C.    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series C Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D.    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 21.4    Redemption

A.    Redemption. If the General Partner elects to redeem any of the REIT Series C Preferred Shares in accordance with the terms of the Series C Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series C Preferred Shares, redeem the number of Series C Preferred Units equal to the number of REIT Series C Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 of Article SECOND of the Series C Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series C Preferred Units being redeemed, and (ii) an amount equal to the sum of $25, any Preferred Distribution Shortfall per Series C Preferred Unit, and any accrued and unpaid distribution per Series C Preferred Unit for the current distribution period.

B.    Procedures for Redemption. The following provisions set forth the procedures for redemption:

(1) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its REIT Series C Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Units to be redeemed; (D) the place or places where the Series C Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series C Preferred Units to be redeemed will cease to accumulate on such redemption date.

(2) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series C Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to but excluding the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series C Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed Units.

(3) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series C Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to but excluding the redemption date), shall cease and terminate, and such Series C

Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to but not including the redemption date) of the Series C Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to the General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series C Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 21.5    Ranking

The Series C Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Common Units and to all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series C Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units, the Series J Preferred Units and the Series K Preferred Units; and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series C Preferred Units.

Section 21.6    Voting Rights

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series C Preferred Units.

Section 21.7    Transfer Restrictions

The Series C Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 21.8    Conversion

In the event of a conversion of REIT Series C Preferred Shares into REIT Shares at the option of the holders of REIT Series C Preferred Shares pursuant to the terms of the Series C Articles Supplementary, then, upon conversion of such REIT Series C Preferred Shares, the General Partner shall convert an equal whole number of Series C Preferred Units into Common Units as such REIT Series C Preferred Shares are converted into REIT Shares, as adjusted to take into account any changes to the REIT Shares Amount pursuant to subparagraph (y) of the definition of REIT Shares Amount. In the event of a conversion of REIT Series C Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series C Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series C Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.

Section 21.9    No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series C Preferred Units.

ARTICLE 22.

SERIES G PREFERRED UNITS

Section 22.1    Designation and Number

A series of Partnership Units in the Partnership designated as the “5.875% Series G Cumulative Redeemable Preferred Units” (the “Series G Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Series G Preferred Units shall be 10,350,000.

Section 22.2    Distributions

A.    Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series G Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series G Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December, of each year commencing on June 28, 2013, and, (ii), in the event of a redemption of Series G Preferred Units, on the redemption date (each a “Series G Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series G Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

B.    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series G Preferred Units will accrue whether or not the terms and provisions set forth in Section 22.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

C.    Priority as to Distributions

(1) Except as provided in Section 22.2.C(2) below, no distributions shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid or made available for a sinking fund for the redemption of such units) and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Partnership Interests corresponding to any REIT Series G Preferred Shares or any other REIT shares of any other class or series of capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the REIT Series G Preferred Shares to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series G Preferred Units for all past periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2) When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series G Preferred Units and such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series G Preferred Unit and each such other class or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series G Preferred Unit and such other class or series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series G Preferred Units which may be in arrears.

D.    No Further Rights. The General Partner, as holder of the Series G Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series G Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series G Preferred Units which remains payable. Accrued but unpaid distributions on the Series G Preferred Units will accumulate as of the Series G Preferred Unit Distribution Payment Date on which they first become payable.

Section 22.3    Liquidation Proceeds

A.    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series G Preferred Units shall be made in accordance with Article 13.

B.    Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.7.

C.    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series G Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D.    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 22.4    Redemption

A.    Redemption. If the General Partner elects to redeem any of the REIT Series G Preferred Shares in accordance with the terms of the Series G Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series G Preferred Shares, redeem the number of Series G Preferred Units equal to the number of REIT Series G Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of Article THIRD of the Series G Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series G Preferred Units being redeemed, and (ii) an amount equal to the sum of $25, any Preferred Distribution Shortfall per Series G Preferred Unit, and any accrued and unpaid distribution per Series G Preferred Unit for the current distribution period.

B.    Procedures for Redemption. The following provisions set forth the procedures for redemption:

(1) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its REIT Series G Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series G Preferred Units to be redeemed; (D) the place or places where the Series G Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series G Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series G Preferred Units are to be redeemed, the notice shall also specify the number of Series G Preferred Units to be redeemed.

(2) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series G Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to but excluding the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series G Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed Units.

(3) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series G Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to but excluding the redemption date), shall cease and terminate, and such Series G Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to but not including the redemption date) of the Series G Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to the General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series G Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 22.5    Ranking

The Series G Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Common Units and to all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series G Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Series C Preferred Units, the Series H Preferred Units, the Series I Preferred Units, the Series J Preferred Units and the Series K Preferred Units; and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series G Preferred Units.

Section 22.6    Voting Rights

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series G Preferred Units.

Section 22.7    Transfer Restrictions

The Series G Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 22.8    Conversion

In the event of a conversion of REIT Series G Preferred Shares into REIT Shares at the option of the holders of REIT Series G Preferred Shares pursuant to the terms of the Series G Articles Supplementary, then, upon conversion of such REIT Series G Preferred Shares, the General Partner shall convert an equal whole number of Series G Preferred Units into Common Units as such REIT Series G Preferred Shares are converted into REIT Shares, as adjusted to take into account any changes to the REIT Shares Amount pursuant to subparagraph (y) of the definition of REIT Shares Amount. In the event of a conversion of REIT Series G Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series G Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series G Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.

Section 22.9    No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series G Preferred Units.

ARTICLE 23.

SERIES H PREFERRED UNITS

Section 23.1    Designation and Number

A series of Partnership Units in the Partnership designated as the “7.375% Series H Cumulative Redeemable Preferred Units” (the “Series H Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Series H Preferred Units shall be 15,800,000.

Section 23.2    Distributions

A.    Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series H Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series H Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December, of each year commencing on June 30, 2014, and, (ii), in the event of a redemption of Series H Preferred Units, on the redemption date (each a “Series H Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series H Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made, at the General Partner’s option, on either the immediately preceding business day or next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

B.    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series H Preferred Units will accrue whether or not the terms and provisions set forth in Section 23.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

C.    Priority as to Distributions

(1) Except as provided in Section 23.2.C(2) below, no distributions shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid or made available for a sinking fund for the redemption of such units) and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Partnership Interests corresponding to any REIT Series H Preferred Shares or any other REIT shares of any other class or series of capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the REIT Series H Preferred Shares to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series H Preferred Units for all past periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2) When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series H Preferred Units and such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series H Preferred Unit and each such other class or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series H Preferred Unit and such other class or series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series H Preferred Units which may be in arrears.

D.    No Further Rights. The General Partner, as holder of the Series H Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series H Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series H Preferred Units which remains payable. Accrued but unpaid distributions on the Series H Preferred Units will accumulate as of the Series H Preferred Unit Distribution Payment Date on which they first become payable.

Section 23.3    Liquidation Proceeds

A.    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series H Preferred Units shall be made in accordance with Article 13.

B.    Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.7.

C.    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series H Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D.    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 23.4    Redemption

A.    Redemption. If the General Partner elects to redeem any of the REIT Series H Preferred Shares in accordance with the terms of the Series H Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series H Preferred Shares, redeem the number of Series H Preferred Units equal to the number of REIT Series H Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of Article THIRD of the Series H Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series H Preferred Units being redeemed, and (ii) an amount equal to the sum of $25, any Preferred Distribution Shortfall per Series H Preferred Unit, and any accrued and unpaid distribution per Series H Preferred Unit for the current distribution period.

B.    Procedures for Redemption. The following provisions set forth the procedures for redemption:

(1) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its REIT Series H Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series H Preferred Units to be redeemed; (D) the place or places where the Series H Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series H Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series H Preferred Units are to be redeemed, the notice shall also specify the number of Series H Preferred Units to be redeemed.

(2) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series H Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to but excluding the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series H Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed Units.

(3) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series H Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to but excluding the redemption date), shall cease and terminate, and such Series H Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to but not including the redemption date) of the Series H Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to the General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series H Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 23.5    Ranking

The Series H Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Common Units and to all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series H Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Series C Preferred Units, the Series G Preferred Units, the Series I Preferred Units, the Series J Preferred Units and the Series K Preferred Units; and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series H Preferred Units.

Section 23.6    Voting Rights

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series H Preferred Units.

Section 23.7    Transfer Restrictions

The Series H Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 23.8    Conversion

In the event of a conversion of REIT Series H Preferred Shares into REIT Shares at the option of the holders of REIT Series H Preferred Shares pursuant to the terms of the Series H Articles Supplementary, then, upon conversion of such REIT Series H Preferred Shares, the General Partner shall convert an equal whole number of Series H Preferred Units into Common

Units as such REIT Series H Preferred Shares are converted into REIT Shares, as adjusted to take into account any changes to the REIT Shares Amount pursuant to subparagraph (y) of the definition of REIT Shares Amount. In the event of a conversion of REIT Series H Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series H Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series H Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.

Section 23.9    No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series H Preferred Units.

ARTICLE 24.

SERIES I PREFERRED UNITS

Section 24.1    Designation and Number

A series of Partnership Units in the Partnership designated as the “6.350% Series I Cumulative Redeemable Preferred Units” (the “Series I Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Series I Preferred Units shall be 11,500,000.

Section 24.2    Distributions

A.    Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series I Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series I Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December, of each year commencing on December 31, 2015, and, (ii), in the event of a redemption of Series I Preferred Units, on the redemption date (each a “Series I Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series I Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made, at the General Partner’s option, on either the immediately preceding business day or next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. With respect to the Series I Preferred Unit Distribution Payment Date occurring on December 31, 2015, in addition to the amount distributable pursuant to the first sentence of this Section 24.2.A, the General Partner, as holder of the Series I Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, a preferential cash distribution in an amount equal to $795,638.65 (the “Series I Preferential Distribution Amount”).

B.    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series I Preferred Units will accrue whether or not the terms and provisions set forth in Section 24.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

C.    Priority as to Distributions

(1) Except as provided in Section 24.2.C(2) below, no distributions shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid or made available for a sinking fund for the redemption of such units) and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Partnership Interests corresponding to any REIT Series I Preferred Shares or any other REIT shares of any other class or series of capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the REIT Series I Preferred Shares to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series I Preferred Units for all past periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2) When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series I Preferred Units and such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series I Preferred Unit and each such other class or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series I Preferred Unit and such other class or series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series I Preferred Units which may be in arrears.

D.    No Further Rights. The General Partner, as holder of the Series I Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series I Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series I Preferred Units which remains payable. Accrued but unpaid distributions on the Series I Preferred Units will accumulate as of the Series I Preferred Unit Distribution Payment Date on which they first become payable.

Section 24.3    Liquidation Proceeds

A.    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series I Preferred Units shall be made in accordance with Article 13.

B.    Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.7.

C.    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series I Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D.    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 24.4    Redemption

A.    Redemption. If the General Partner elects to redeem any of the REIT Series I Preferred Shares in accordance with the terms of the Series I Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series I Preferred Shares, redeem the number of Series I Preferred Units equal to the number of REIT Series I Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of Article THIRD of the Series I Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series I Preferred Units being redeemed, and (ii) an amount equal to the sum of $25, any Preferred Distribution Shortfall per Series I Preferred Unit, and any accrued and unpaid distribution per Series I Preferred Unit for the current distribution period.

B.    Procedures for Redemption. The following provisions set forth the procedures for redemption:

(1) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its REIT Series I Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series I Preferred Units to be redeemed; (D) the place or places where the Series I Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series I Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series I Preferred Units are to be redeemed, the notice shall also specify the number of Series I Preferred Units to be redeemed.

(2) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series I Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to but excluding the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series I Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed Units.

(3) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series I Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to but excluding the redemption date), shall cease and terminate, and such Series I Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to but not including the redemption date) of the Series I Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to the General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series I Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 24.5    Ranking

The Series I Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Common Units and to all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series I Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series J Preferred Units and the Series K Preferred Units; and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series I Preferred Units.

Section 24.6    Voting Rights

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series I Preferred Units.

Section 24.7    Transfer Restrictions

The Series I Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 24.8    Conversion

In the event of a conversion of REIT Series I Preferred Shares into REIT Shares at the option of the holders of REIT Series I Preferred Shares pursuant to the terms of the Series I Articles Supplementary, then, upon conversion of such REIT Series I Preferred Shares, the General Partner shall convert an equal whole number of Series I Preferred Units into Common Units as such REIT Series I Preferred Shares are converted into REIT Shares, as adjusted to take into account any changes to the REIT Shares Amount pursuant to subparagraph (y) of the definition of REIT Shares Amount. In the event of a conversion of REIT Series I Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series I Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series I Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.

Section 24.9    No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series I Preferred Units.

ARTICLE 25.

SERIES J PREFERRED UNITS

Section 25.1    Designation and Number

A series of Partnership Units in the Partnership designated as the “5.250% Series J Cumulative Redeemable Preferred Units” (the “Series J Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Series J Preferred Units shall be 9,200,000.

Section 25.2    Distributions

A.    Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series J Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series J Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December, of each year commencing on December 29, 2017, and, (ii), in the event of a redemption of Series J Preferred Units, on the redemption date (each a “Series J Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series J Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made, at the General Partner’s option, on either the immediately preceding business day or next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

B.    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series J Preferred Units will accrue whether or not the terms and provisions set forth in Section 25.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

C.    Priority as to Distributions

(1) Except as provided in Section 25.2.C(2) below, no distributions shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid or made available for a sinking fund for the redemption of such units) and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Partnership Interests corresponding to any REIT Series J Preferred Shares or any other REIT shares of any other class or series of capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the REIT Series J Preferred Shares to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series J Preferred Units for all past periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2) When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series J Preferred Units and such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series J Preferred Unit and each such other class or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series J Preferred Unit and such other class or series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series J Preferred Units which may be in arrears.

D.    No Further Rights. The General Partner, as holder of the Series J Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series J Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series J Preferred Units which remains payable. Accrued but unpaid distributions on the Series J Preferred Units will accumulate as of the Series J Preferred Unit Distribution Payment Date on which they first become payable.

Section 25.3    Liquidation Proceeds

A.    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series J Preferred Units shall be made in accordance with Article 13.

B.    Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.7.

C.    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series J Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D.    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 25.4    Redemption

A.    Redemption. If the General Partner elects to redeem any of the REIT Series J Preferred Shares in accordance with the terms of the Series J Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series J Preferred Shares, redeem the number of Series J Preferred Units equal to the number of REIT Series J Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of Article THIRD of the Series J Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series J Preferred Units being redeemed, and (ii) an amount equal to the sum of $25, any Preferred Distribution Shortfall per Series J Preferred Unit, and any accrued and unpaid distribution per Series J Preferred Unit for the current distribution period.

B.    Procedures for Redemption. The following provisions set forth the procedures for redemption:

(1) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its REIT Series J Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series J Preferred Units to be redeemed; (D) the place or places where the Series J Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series J Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series J Preferred Units are to be redeemed, the notice shall also specify the number of Series J Preferred Units to be redeemed.

(2) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series J Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to but excluding the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series J Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed Units.

(3) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series J Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to but excluding the redemption date), shall cease and terminate, and such Series J Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to but not including the redemption date) of the Series J Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to the General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series J Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 25.5    Ranking

The Series J Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Common Units and to all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series J Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units and the Series K Preferred Units; and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series J Preferred Units.

Section 25.6    Voting Rights

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series J Preferred Units.

Section 25.7    Transfer Restrictions

The Series J Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 25.8    Conversion

In the event of a conversion of REIT Series J Preferred Shares into REIT Shares at the option of the holders of REIT Series J Preferred Shares pursuant to the terms of the Series J Articles Supplementary, then, upon conversion of such REIT Series J Preferred Shares, the General Partner shall convert an equal whole number of Series J Preferred Units into Common Units as such REIT Series J Preferred Shares are converted into REIT Shares, as adjusted to take into account any changes to the REIT Shares Amount pursuant to subparagraph (y) of the definition of REIT Shares Amount. In the event of a conversion of REIT Series J Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series J Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series J Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.

Section 25.9    No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series J Preferred Units.

ARTICLE 26.

SERIES K PREFERRED UNITS

Section 26.1    Designation and Number

A series of Partnership Units in the Partnership designated as the “5.850% Series K Cumulative Redeemable Preferred Units” (the “Series K Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Series K Preferred Units shall be 9,200,000.

Section 26.2    Distributions

A.    Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series K Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series K Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December, of each year commencing on June 28, 2019, and, (ii), in the event of a redemption of Series K Preferred Units, on the redemption date (each a “Series K Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series K Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made, at the General Partner’s option, on either the immediately preceding business day or next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

B.    Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series K Preferred Units will accrue whether or not the terms and provisions set forth in Section 26.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

C.    Priority as to Distributions

(1) Except as provided in Section 26.2.C(2) below, no distributions shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid or made available for a sinking fund for the redemption of such units) and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Partnership Interests corresponding to any REIT Series K Preferred Shares or any other REIT shares of any other class or series of capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the REIT Series K Preferred Shares to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series K Preferred Units for all past periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2) When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series K Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series K Preferred Units and such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series K Preferred Unit and each such other class or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series K Preferred Unit and such other class or series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series K Preferred Units which may be in arrears.

D.    No Further Rights. The General Partner, as holder of the Series K Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series K Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series K Preferred Units which remains payable. Accrued but unpaid distributions on the Series K Preferred Units will accumulate as of the Series K Preferred Unit Distribution Payment Date on which they first become payable.

Section 26.3    Liquidation Proceeds

A.    Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series K Preferred Units shall be made in accordance with Article 13.

B.    Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.7.

C.    No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series K Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D.    Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 26.4    Redemption

A.    Redemption. If the General Partner elects to redeem any of the REIT Series K Preferred Shares in accordance with the terms of the Series K Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series K Preferred Shares, redeem the number of Series K Preferred Units equal to the number of REIT Series K Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of Article THIRD of the Series K Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series K Preferred Units being redeemed, and (ii) an amount equal to the sum of $25, any Preferred Distribution Shortfall per Series K Preferred Unit, and any accrued and unpaid distribution per Series K Preferred Unit for the current distribution period.

B.    Procedures for Redemption. The following provisions set forth the procedures for redemption:

(1) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its REIT Series K Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series K Preferred Units to be redeemed; (D) the place or places where the Series K Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series K Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series K Preferred Units are to be redeemed, the notice shall also specify the number of Series K Preferred Units to be redeemed.

(2) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series K Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to but excluding the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series K Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed Units.

(3) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series K Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to but excluding the redemption date), shall cease and terminate, and such Series K Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to but not including the redemption date) of the Series K Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to the General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series K Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 26.5    Ranking

The Series K Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Common Units and to all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series K Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Series C Preferred Units, the Series G Preferred Units, the Series H Preferred Units, the Series I Preferred Units and the Series J Preferred Units; and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series K Preferred Units.

Section 26.6    Voting Rights

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series K Preferred Units.

Section 26.7    Transfer Restrictions

The Series K Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 26.8    Conversion

In the event of a conversion of REIT Series K Preferred Shares into REIT Shares at the option of the holders of REIT Series K Preferred Shares pursuant to the terms of the Series K Articles Supplementary, then, upon conversion of such REIT Series K Preferred Shares, the General Partner shall convert an equal whole number of Series K Preferred Units into Common Units as such REIT Series K Preferred Shares are converted into REIT Shares, as adjusted to take into account any changes to the REIT Shares Amount pursuant to subparagraph (y) of the definition of REIT Shares Amount. In the event of a conversion of REIT Series K Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series K Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series K Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.

Section 26.9    No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series K Preferred Units.

IN WITNESS WHEREOF, the undersigned has executed this Eighteenth Amended and Restated Agreement of Limited Partnership as of the date first written above.

PARTNERSHIP:
DIGITAL REALTY TRUST, L.P.

By: Digital Realty Trust, Inc., a Maryland corporation Its General Partner

By:	/s/ A. William Stein
A. William Stein
Chief Executive Officer

GENERAL PARTNER: DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
A. William Stein
Chief Executive Officer

(Signature Page to Eighteenth Amended and Restated Agreement of Limited Partnership)

EXHIBIT A

(Dated March 13, 2019)

PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

[Intentionally Omitted]

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EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) transfers                                  Limited Partnership Units in Digital Realty Trust, L.P. in accordance with the terms of the Limited Partnership Agreement of Digital Realty Trust, L.P. and the rights of Redemption referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the cash (or, if applicable, REIT Shares) deliverable upon Redemption or exchange be delivered to the address specified below, and if applicable, that such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue REIT Shares to:

Please insert social security or identifying number:

Name:

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EXHIBIT C

CONSTRUCTIVE OWNERSHIP DEFINITION

The term “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. Generally, these rules provide the following:

a.    an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents;

b.    an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company or estate is considered as owned proportionately by its partners or beneficiaries;

c.    an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a “grantor trust” the Ownership Interest will be considered as owned by the grantors);

d.    if ten (10) percent or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

e.    an Ownership Interest that is owned, actually or constructively, by or for a partner or member which actually or constructively owns a 25% (except 5% for purposes of Section 3.4.E.(1)) or greater capital interest or profits interest in a partnership or limited liability company, or by or to or for a beneficiary of an estate or trust shall be considered as owned by the partnership, limited liability company, estate, or trust (or, in the case of a grantor trust, the grantors);

f.    if ten (10) percent or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such person;

g.    if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;

h.    an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as actually owned by such person provided, however, that (i) an Ownership Interest constructively owned by an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another the constructive owner of such Ownership Interest, (ii) an

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Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (e) or (f) shall not be considered as owned by it for purposes of applying paragraphs (b), (c), or (d) in order to make another the constructive owner of such Ownership Interest, (iii) if an Ownership Interest may be considered as owned by an individual under paragraphs (a) or (g), it shall be considered as owned by him under paragraph (g), and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any stockholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

i.    For purposes of the above summary of the constructive ownership rules, the term “Ownership Interest” means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

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EXHIBIT D

FORM OF PARTNERSHIP UNIT CERTIFICATE

CERTIFICATE FOR PARTNERSHIP UNITS OF

DIGITAL REALTY TRUST, L.P.

No.	UNITS

Digital Realty Trust, Inc., as the General Partner of Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), hereby certifies that                                  is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., (the “Partnership Agreement”), under which the Operating Partnership is existing and as filed in the office of the Maryland State Department of Assessments and Taxation (copies of which are on file at the Operating Partnership’s principal office at Four Embarcadero Center, Suite 3200, San Francisco, California 94111), represent                  units of limited partnership interest in the Operating Partnership.

THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT AS OF MARCH 13, 2019 AS IT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, THE UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE GENERAL PARTNER AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

DATED:

DIGITAL REALTY TRUST, INC.

General Partner of

Digital Realty Trust, L.P.

ATTEST:

By:	By:

D-1

EXHIBIT E

SCHEDULE OF PARTNERS’ OWNERSHIP

WITH RESPECT TO TENANTS

•

Global Innovation Partners, LLC makes no representation, warranty or covenant regarding its constructive ownership of interests in Tenants to the extent such ownership is caused by the actual or constructive ownership of such interests by CALPERS in its capacity as a member of Global Innovation Partners, LLC, and the General Partner hereby consents to such ownership.

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EXHIBIT F

SCHEDULE OF REIT SHARES

ACTUALLY OR CONSTRUCTIVELY OWNED BY LIMITED PARTNERS

OTHER THAN THOSE ACQUIRED PURSUANT TO AN EXCHANGE

None

F-1

EXHIBIT G

NOTICE OF ELECTION BY PARTNER TO CONVERT

PROFITS INTEREST UNITS INTO PARTNERSHIP UNITS

The undersigned Profits Interest Unitholder hereby irrevocably [(i)] elects to convert the number of Profits Interest Units in Digital Realty Trust, L.P. (the “Partnership”) set forth below into Partnership Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended[; and (ii) directs that any cash in lieu of Partnership Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below]. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Profits Interest Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such Profits Interest Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Profits Interest Unitholder:
(Please Print: Exact Name as Registered with Partnership)

Number of Profits Interest Units to be Converted:

Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

[Signature Guaranteed by:    ______________________________]

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EXHIBIT H

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF PROFITS INTEREST UNITS INTO PARTNERSHIP UNITS

Digital Realty Trust, L.P. (the “Partnership”) hereby irrevocably (i) elects to cause the number of Profits Interest Units held by the Profits Interest Unitholder set forth below to be converted into Partnership Units in accordance with the terms of Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Profits Interest Unitholder:
(Please Print: Exact Name as Registered with Partnership)

Number of Profits Interest Units to be Converted:

Date of this Notice:

H-1